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 Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and the Shareholders of
BPO Management Services, Inc.

        We have audited the accompanying consolidated balance sheet of BPO Management Services, Inc. (a Delaware corporation) as of December 31, 2007 and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for the year ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of BPO Management Services, Inc. as of December 31, 2006, were audited by other auditors whose report dated April 16, 2007, on those statements included an explanatory paragraph that described the Company had incurred net losses since inception, and had incurred negative cash flows from operations since inception, discussed in Note 13 to those financial statements.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has recurring operating losses, a working capital deficit and an accumulated deficit of $10.6 million as of December 31, 2007. These factors, among others, as discussed in Note 1 to the consolidated financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP

Orange, California
April 15, 2008

Report of Independent Registered Public Accounting Firm

To the Board of Directors and the Shareholders of
BPO Management Services, Inc.

        We have audited the accompanying BPO Management Services, Inc. (a Delaware corporation) consolidated statements of operations, shareholders' equity and accumulated other comprehensive income (loss) and cash flows for the year ended December 31, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the Company's results of operations and its cash flows for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss for the year ended December 31, 2006 of $(4,629,006). Despite its negative cash flows from operations of $(1,967,653) for the year ended December 31, 2006 the Company has been able to obtain operating capital through private equity funding sources. Management's plans, which are described in Note 13 to the December 31, 2006 financial statements, included the continued development and eventual implementation of the Company's business plan. From inception through December 31, 2006 the [Company relied upon private equity funding. No assurances can be given that the Company can obtain sufficient working capital through the sale of the Company's common stock and borrowing or that the continued implementation of its business plan will generate sufficient revenues in the future to sustain ongoing operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

/s/ Kelly & Company

Kelly & Company
Costa Mesa, California
April 16, 2007

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2007

2007
ASSETS
Current assets:
Cash and cash equivalents	$888,043
Restricted cash	922,888
Accounts receivable, net of allowance for doubtful accounts of $347,797	4,768,618
Inventory consisting of finished goods	268,160
Prepaid expenses and other current assets	417,041

Total current assets	7,264,750
Equipment, net of accumulated depreciation of $718,913	4,834,941
Goodwill	9,029,142
Intangible assets, net of accumulated amortization of $931,268	9,898,219
Other assets	38,449

$31,065,501

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net of discount of $3,405	$812,156
Current portion of capital lease obligations	149,653
Accounts payable	3,540,827
Accrued expenses	1,927,451
Accrued interest-related party	36,672
Accrued dividend payable-related party	446,464
Amount due former shareholders of acquired companies	2,101,771
Deferred revenues	2,509,885
Related party notes payable	1,200,000
Severance obligations payable	72,199
Other current liabilities (Income taxes payable)	257,091

Total current liabilities	13,054,169
Long-term debt, net of current portion and net of discount of $4,825	24,117
Capital lease obligations, net of current portion	392,942
Other long-term liabilities	33,115

Total liabilities	13,504,343
Commitments and contingencies (Note 9)
Stockholders' equity
Convertible preferred stock, Series A, par value $.01; authorized 2,308,612 shares; 1,703,874 shares issued and outstanding	17,039
Convertible preferred stock, Series B, par value $.01; authorized 1,449,204 shares; 1,449,204 shares issued and outstanding	14,492
Non-convertible preferred stock, Series C, par value $.01; authorized 21,378,000 shares; 916,667 shares issued and outstanding	9,167
Convertible preferred stock, Series D, par value $.01; authorized 1,500,000 shares; 1,458,334 shares issued and outstanding	14,583
Convertible preferred stock, Series D-2, par value $.01; authorized 1,500,000 shares; 729,167 shares issued and outstanding	7,292
Common stock, par value $.01; authorized 150,000,000 shares; 12,171,034 shares issued and outstanding	121,711
Additional paid-in capital	27,499,524
Accumulated deficit	(10,568,915)
Accumulated other comprehensive income, foreign currency translation adjustments	446,265

Total stockholders' equity	17,561,158

$31,065,501

See accompanying notes to consolidated financial statements.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Revenues:
Enterprise content management	$10,141,210	$2,713,769
IT outsourcing services	5,616,239	1,833,052
Human resource outsourcing servicing	711,552	164,318

Total revenues	16,469,001	4,711,139
Operating expenses:
Cost of services provided	8,045,756	1,523,983
Selling, general and administrative	11,965,666	5,576,615
Research and development	298,211	19,491
Depreciation and amortization	1,466,767	160,720
Change in estimated severance liability	—	(223,726)
Share-based compensation	360,721	598,031

Total operating expenses	22,137,121	7,655,114
Loss from operations	(5,668,120)	(2,943,975)
Interest expense (income)
Related parties	117,168	93,420
Amortization of related party debt discount	594,029	241,670
Other, net	90,903	31,853
Other income	(2,011)	(10,732)

Total interest and other expense, net	$800,089	$356,211

Net loss	$(6,468,209)	$(3,300,186)
Foreign currency translation gain (loss)	553,586	(115,614)

Comprehensive loss	$(5,914,623)	$(3,415,800)

Basic and diluted net loss per share	$(0.67)	$(0.39)

Basic and diluted weighted average common shares outstanding	9,513,749	8,496,119

See accompanying notes to consolidated financial statements.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	Preferred Series A		Preferred Series B		Preferred Series C		Preferred Series D		Preferred Series D-2		Common Stock
															Accum. Other Comp Income
	# of Shares	Par Value	# of Shares	Par Value	# of Shares	Par Value	# of Shares	Par Value	# of Shares	Par Value	# of Shares	Par Value	APIC	Retained Earnings		Total
Balance, December 31, 2005	1,086,900	$10,869	1,449,204	$14,492	—	$—	—	$—	—	$—	6,829,360	$68,294	$2,117,629	$(800,520)	$8,294	$1,419,058

Amortization of share																244,553
based compensaation													244,553
Acquisition of Digica											362,300	3,623	75,574			79,197
Acquisition of Novus											144,920	1,449	147,384			148,833
Share based compensation	344,185	3,442											350,036			353,478
Stock dividend	143,031	1,430											(1,430)			—
Conversion of officers' loans					916,667	9,167							1,530,833			1,540,000
Reverse merger with netGuru											1,282,820	12,828	1,293,097			1,305,925
Stock purchase warrants issued													779,851			779,851
Net loss														(3,300,186)		(3,300,186)
Currency translation adjustment															(115,614)	(115,614)

Balance, December 31, 2006	1,574,116	$15,741	1,449,204	$14,492	916,667	$9,167	—	$—	—	$—	8,619,400	$86,194	$6,537,527	$(4,100,706)	$(107,320)	$2,455,095

Amortization of share
based compensation													360,721			360,721
Stock dividend on
Preferred A shares	129,758	1,298											(1,298)			—
Warrants issued																185,187
with bridge loans													185,187
Issued Preferred Series D shares							1,458,334	14,583					12,395,447			12,410,030
Acquisition of HRMS											384,968	3,850	396,150			400,000
Preferred Series C dividend													(165,971)			(165,971)
Issued Preferred Series D-2 shares									729,167	7,292			6,397,650			6,404,942
Issued common stock											500,000	5,000				5,000
Acquisition of Blue Hill											2,666,666	26,667	1,773,333			1,800,000
Preferred Series D dividend													(309,918)			(309,918)
Preferred Series D-2 dividend													(69,304)			(69,304)
Net loss														(6,468,209)		(6,468,209)
Foreign currency translation															553,586	553,586

Balance, December 31, 2007	1,703,874	$17,039	1,449,204	$14,492	916,667	$9,167	1,458,334	$14,583	729,167	$7,292	12,171,034	$121,711	$27,499,524	$(10,568,915)	$446,265	$17,561,158

See accompanying notes to consolidated financial statements.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Cash flows from operating acitvities:
Net loss	$(6,468,209)	$(3,300,186)
Adjustments to reconcile loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation	617,400	160,720
Amortization of intangible assets	849,367	—
Recognition of acquired customer contract cost	—	245,265
Increase in the reserve for doubtful accounts (bad debt expense)	251,446	121,494
Non-cash compensation expense recognized on issuance of stock options	360,721	598,031
Amortization of loan discount	594,031	241,670
Change in estimate—severance liability	—	(223,726)
Changes in operating assets and liabilities:
Accounts receivable	(1,503,990)	191,336
Inventory	(109,178)	—
Income tax receivable	250,000	—
Prepaid expenses and other current assets	(233,134)	(17,910)
Other assets	305,344	(55,715)
Accounts payable	(51,114)	279,717
Accrued expenses	1,120,807	—
Accrued interest related parties	117,341	—
Deferred revenues	581,194	111,165
Income tax payable	2,094	—
Payments of severance liability	(471,092)	(260,738)
Deferred gain on sale-leaseback	—	(49,196)
Other current liabilities	—	10,391

Net cash used in operating acitivities	(3,786,972)	(1,947,682)

Cash flows from investing activities:
Purchase of equipment, net	(201,502)	(69,831)
Restricted deposit of purchase obligation—DocuCom	(922,888)	—
Cash from (paid) for acquisitions, net of cash acquired	(9,731,820)	2,394,658

Net cash (used in) provided by investing activities	(10,856,210)	2,324,827

Cash flows from financing activities:
Proceeds from bank loans, net	349,020	267,525
Repayment of bank loans	(2,094,002)	(1,286)
Repayment of notes issued to former shareholders	(1,879,909)	—
Proceeds (repayment) of capital lease obligations	(74,598)	(19,778)
Proceeds from related party loans	400,000	—
Proceeds from stockholder loans	—	2,340,000
Proceeds from issuance of preferred stock, net of cash paid for acquisitions and direct costs	18,814,972	—
Issuance of common stock on conversion of C Warrants	5,000	—
Distributions to related parties	(141,869)	—
Distributions to shareholders	—	(3,502,098)

Net cash provided by (used in) financing activities	15,378,614	(915,637)

Effect of exchange rate changes on cash and cash equivalents (cumulative)	(553,586)	12,520

Net changes in cash and cash equivalents	181,846	(525,972)

Cash and cash equivalents, beginning of period	706,197	1,232,169

Cash and cash equivalents, end of period	$888,043	$706,197

See accompanying notes to consolidated financial statements.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$267,388	$43,618

Income taxes	$—	$—

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of equipment under capital leases	$475,800	$16,804
Issuance of warrants	$1,298,291	$779,851
Issuance of preferred A shares as compensation to officers	$129,758	$353,478
Issuance of preferred A shares stock dividend	$1,298	$1,430
Issuance of preferred C shares in partial conversion of bridge loans	$—	$1,540,000
Acquisition of companies:
Net assets acquired	$21,074,430	$8,667,358
Net liabilities assumed	$6,270,903	$4,995,585
Note issued as consideration	$2,680,000	$1,157,052
Common stock issued as consideration	$2,200,000	$228,030

See accompanying notes to consolidated financial statements.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

        BPO Management Services, Inc. was incorporated in 1981 in the state of New Jersey and reincorporated in the state of Delaware in 1996 under the name Research Engineers, Inc. Effective February 18, 2000, the Company's name was changed to netGuru.com and effective February 25, 2000, to netGuru, Inc. On December 15, 2006, netGuru acquired the privately held BPO Management Services, Inc. ("Former BPOMS") in a reverse merger and changed its name to BPO Management Services, Inc., also referred to as the "Company" or "BPOMS" throughout this document. BPOMS is a provider of business process outsourcing services providing enterprise content management ("ECM") services, information technology outsourcing ("ITO") services and human resource outsourcing ("HRO") services to middle market enterprises located primarily in Canada and in the United States.

        For accounting purposes, the acquisition has been treated as a recapitalization of Former BPOMS with Former BPOMS as the acquirer. The historical financial statements prior to December 15, 2006, are those of the Former BPOMS. Since the Former BPOMS began operations on July 26, 2005, pro forma information giving effect to the acquisition, as if the acquisition took place January 1, 2005, is not practicable and therefore not presented. All share-related data have been presented giving effect to the recapitalization resulting from the reverse merger.

  Principles of Consolidation

        The consolidated financial statements include the accounts of BPOMS and its wholly-owned subsidiaries. All significant transactions among the consolidated entities have been eliminated upon consolidation. Each of the following entities is included in consolidation beginning with the respective date of acquisition.

Company	Inception/Acquisition Date
BPO Management Services, Inc. (the "Company")	Inception date: July 26, 2005
Adapsys Document Management LP ("ADM")	Acquired: July 29, 2005
Adapsys LP ("ADP")	Acquired: July 29, 2005
Digica, Inc. ("Digica")	Acquired: January 1, 2006
Novus Imaging Solutions, Inc. ("Novus")	Acquired: September 30, 2006
NetGuru Systems, Inc. ("netGuru")	Acquired: December 15, 2006
Research Engineers, GmbH ("GmbH")	Acquired: December 15, 2006
DocuCom Imaging Solutions, Inc. ("DocuCom")	Acquired: June 21, 2007
Human Resource Micro-Systems, Inc. ("HRMS")	Acquired: June 29, 2007
Blue Hill Data Services, Inc. ("Blue Hill")	Acquired: October 10, 2007

Going Concern

        The Company incurred net losses from operations of $5,668,120 and $2,943,975 and used cash in operations of $3,786,972 and $1,947,682 in 2007 and 2006, respectively. The Company has funded its operations from the private placement of shares of its common stock and preferred stock and through the founders bridge loan facility established in August 2006. During the next twelve months, the Company anticipates raising capital necessary to grow its business and complete additional acquisitions

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

by issuing its securities and/or debt in one or more private transactions. The Company has retained C. E. Unterberg, Towbin as its investment banker to lead this effort.

        In the event that such transaction(s) do not take place at all and/or are unreasonably delayed, the Company's future capital requirements will depend upon many factors. These factors include but are not limited to sales and marketing efforts, the development of new products and services, possible future corporate mergers or strategic acquisitions or divestitures, the progress of research and development efforts, and the status of competitive products and services. If the Company's anticipated financing transactions do not take place at all and/or are unreasonably delayed, the Company may not have adequate funds to extinguish all remaining liabilities of the Company and fund its current operations going forward.

        Although the Company expects to meet its operating capital needs by additional equity and/or debt transactions, additional draw down on the founders' bridge loan facility, and current economic resources, there can be no assurance that funds required will be available on terms acceptable to the Company, if at all. If the Company is unable to raise sufficient funds on acceptable terms, it may be not be able to complete its business plan. If equity financing is available to the Company on acceptable terms, it could result in additional dilution to the Company's existing stockholders.

        This uncertainty, recurring losses from operations, limited cash resources, and an accumulated deficit, among other factors, raised doubt about the Company's ability to continue as a going concern and led the Company's independent registered public accounting firm to include an explanatory paragraph related to the Company's ability to continue as a going concern in their report that accompanies these financial statements. Reports of independent auditors questioning a company's ability to continue as a going concern generally are viewed unfavorably by analysts and investors. This report may make it difficult for the Company to raise additional debt or equity financing to the extent needed for the Company's continued operations or for planned expansion, particularly if the Company is unable to attain and maintain profitable operations in the future. Consequently, future losses may adversely affect the Company's business, prospects, financial condition, results of operations and cash flows.

  Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

        The financial statements include certain amounts that are based on management's best estimates and judgments. The most significant estimates are: allocation of the purchase price in business combinations and the related valuation of identifiable intangible assets and the determination of their useful lives, valuation of goodwill arising from a business combination, allowance for uncollectible accounts receivable, estimation of useful lives of fixed assets, test for impairment of goodwill, estimation of the severance liability, valuation of stock options and warrants issued, allocation of equity unit purchase price between preferred and common share and the determination of the valuation

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

reserves on the United States and Canadian income tax assets. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

  Fair Value of Financial Instruments

        Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value Of Financial Instruments," requires management to disclose the estimated fair value of certain assets and liabilities defined by SFAS No. 107 as financial instruments. At December 31, 2007, management believed the carrying amounts of cash and cash equivalents, receivable and payable amounts, and accrued expenses approximated fair value because of the short maturity of these financial instruments. The Company also believed that the carrying amounts of its capital lease obligations approximated their fair value, as the interest rates approximated a rate that the Company could have obtained under similar terms at the balance sheet date.

  Foreign Currency Translation

        The financial condition and results of operations of the Company's foreign subsidiaries are accounted for using the local currency as the functional currency. Assets and liabilities of the subsidiaries are translated into U.S. dollars (the reporting currency) at the exchange rate in effect at the fiscal year-end. Statements of operations accounts are translated at the average rate of exchange prevailing during the respective fiscal years. Translation adjustments arising from the use of differing exchange rates from period to period. Gains and losses resulting from foreign currency transactions are included in operations for the year ended December 31, 2007 and 2006.

  Cash and Cash Equivalents

        The Company considers all liquid investments with maturities of three months or less at the date of purchase to be cash equivalents. The Company maintains its cash balances at financial institutions that management believes possess high-credit quality. At December 31, 2007, the Company had $1,368,000 on deposit that exceeded the United States (FDIC) federal insurance limit. At December 31, 2007, the Company had no accounts on deposit that exceeded the Canadian (CDIC) insurable limit of $100,000 CDN per entity per bank. The Canadian funds insurance is limited to Canadian currency deposits only and does provide coverage to money master high interest savings accounts (money market accounts) but all accounts are considered in the overall limitation per entity per bank.

  Restricted Cash

        CDN $900,000 is payable to the previous shareholders of DocuCom nine months from the date of the acquisition. This payment is guaranteed by a letter of credit for which the Company deposited as security a forward contract for the purchase of CDN $900,000 purchased by the company at a cost of approximately $923,000 and shown on the balance sheet as restricted cash.

  Inventory

        Inventory consists primarily of finished goods and is stated at the lower of cost or market.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Property, Plant and Equipment

        Property, plant and equipment are stated at cost. Depreciation is calculated using the straight-line method over the following useful lives:

Computer equipment	2-5 years
Computer software	2-3 years
Office equipment and furniture	3-10 years
Leasehold improvements	Shorter of the life of the asset or the term of the lease

        Assets subject to capital lease agreements and leasehold improvements are amortized over the lesser of the life of the asset or the term of the lease.

  Goodwill

        The Company, upon its inception, adopted the provisions of SFAS No. 142 "Goodwill and Other Intangible Assets." SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144. SFAS No. 142 required the Company to perform an assessment of whether there was an indication that goodwill was impaired as of the date of adoption.

        The Company is required to perform reviews for impairment annually, or more frequently when events occur or circumstances change that would more likely than not reduce the fair value of the net carrying amount. The evaluation of goodwill impairment involves assumptions about the fair values of assets and liabilities of each reporting unit. If these assumptions are materially different from actual outcomes, the carrying value of goodwill will be incorrect. In addition, the Company's results of operations could be materially affected by the write-down of the carrying amount of goodwill to its estimated fair value.

        During 2006, the Company assessed the fair value of its three reporting units by considering their projected cash flows, using risk-adjusted discount rates and other valuation techniques and determined that there was no impairment to goodwill. As of December 31, 2007, the Company's goodwill balance was $9,029,142. The Company is in the process of obtaining third-party valuations relating to three acquisitions during 2007, thus, the allocation of the purchase price is preliminary and subject to refinement.

  Impairment or Disposal of Long-Lived Assets

        The Company accounts for its long-lived assets under SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. SFAS No. 144 requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  Revenue Recognition

        The Company recognizes revenue when the following criteria are met: (1) persuasive evidence of an arrangement, such as agreements, purchase orders or written or online requests, exists; (2) delivery of the product or service has been completed and no significant obligations remain; (3) the Company's price to the buyer is fixed or determinable; and (4) collection is reasonably assured. The Company's revenues arise from the following segments: ECM solutions including collaborative software products and services and FAO, ITO services and HRO services.

        Revenue from software sales is recognized upon shipment if no significant post-contract support obligations remain outstanding and collection of the resulting receivable is reasonably assured. Customers may choose to purchase maintenance contracts that include telephone, e-mail and other methods of support, and the right to unspecified upgrades on a when-and-if available basis. Revenue from these maintenance contracts is deferred and recognized ratably over the life of the contract, usually twelve months.

        In October 1997, the Accounting Standards Executive Committee ("AcSEC") of the AICPA issued Statement of Position ("SOP") 97-2, "Software Revenue Recognition." SOP 97-2 distinguishes between significant and insignificant vendor obligations as a basis for recording revenue, with a requirement that each element of a software licensing arrangement be separately identified and accounted for based on relative fair values of each element. The Company determines the fair value of each element in multi-element transactions based on vendor-specific objective evidence ("VSOE"). VSOE for each element is based on the price charged when the same element is sold separately.

        In 1998, the AICPA issued SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions," which modifies SOP 97-2 to allow for use of the residual method of revenue recognition if certain criteria have been met. If evidence of fair value of all undelivered elements exists but evidence does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the transaction fee is recognized as revenue.

        The Company sells its collaborative software along with a maintenance package. This constitutes a multi-element arrangement. The price charged for the maintenance portion is the same as when the maintenance is sold separately. The fair values of the maintenance contracts sold in all multi-element arrangements are recognized over the terms of the maintenance contracts. The collaborative software portion is recognized when persuasive evidence of an arrangement exits, price is fixed and determinable, when delivery is complete, collection of the resulting receivable is reasonably assured and no significant obligations remain.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Revenues from providing IT services are recognized primarily on a time and materials basis, with time at a marked-up rate and materials and other reasonable expenses at cost, once the services are completed and no significant obligations remain. Certain IT services contracts are fixed price contracts where progress toward completion is measured by mutually agreed upon pre-determined milestones for which the Company recognizes revenue upon achieving such milestones. Fixed price IT contracts are typically for a short duration of one to twelve months. Service contracts are also for periods of up to twelve months. The Company did not have any fixed price contracts at December 31, 2007. Fees for certain services are variable based on an objectively determinable factor such as usage. Those factors are included in the written contract such that the customer's fee is determinable. The customer's fee is negotiated at the onset of the arrangement.

  Allowance for Doubtful Accounts Receivable

        The Company sells to its customers on credit and grants credit to those who are deemed credit worthy based on its analysis of their credit history. The Company reviews its accounts receivable balances and the collectibility of these balances on a periodic basis. Based on the Company's analysis of the length of time that the balances have been outstanding, the pattern of customer payments, the Company's understanding of the general business conditions of its customers and its communications with their customers, the Company estimates the recoverability of these balances. When recoverability is uncertain, the Company records bad debt expenses and increases the allowance for accounts receivable by an amount equal to the amount estimated to be unrecoverable. If the historical data the Company uses to calculate the allowance provided for doubtful accounts does not reflect its future ability to collect outstanding receivables, additional provisions for doubtful accounts may be needed and the Company's future results of operations could be materially affected.

  Concentration of Risk

        The Company is subject to credit risk primarily through its accounts receivable balances. The Company does not require collateral for its accounts receivable balances. For the year ended December 31, 2007, no single customer accounted for 10% of the Company's consolidated net sales.

        DocuCom purchases the majority of the services it provides from one vendor. During the year ended December 31, 2007, DocuCom purchased approximately $1.7 million of services from that vendor.

        Two of the Company's customers accounted for 15.87% and 10.43%, respectively, of the Company's consolidated net sales in fiscal 2006.

  Deferred Revenues

        The Company defers revenues for its maintenance contracts and for its collaborative software sales that are not considered earned. The Company defers its maintenance revenues when the maintenance contracts are sold, and then recognizes the maintenance revenues over the term of the maintenance contracts. The Company defers its collaborative software sales revenues if it invoices or receives payment prior to the completion of a project, and then recognizes these revenues upon completion of the project when no significant obligations remain.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Research and Development

        The Company's research and development ("R&D") costs consist mainly of software developers' salaries. The Company follows the provisions of SFAS No. 86 to capitalize software development costs when technological feasibility has been established and to stop capitalization when the product is available for general release to customers. The Company expenses development costs when they are related to enhancement of existing software products.

  Income Taxes

        The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

        The Company has adopted FASB Interpretation No. 48, Accounting for Uncertainty 'in Income Taxes—an interpretation of FASB Statement No. 109 ("FIN 48") as of January 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in companies' financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. As a result, the Company applies a more-likely-than-not recognition threshold for all tax uncertainties. FIN 48 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As a result of implementing FIN 48, the Company's management has reviewed the Company's tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore the implementation of this standard has not had a material affect on the Company.

        Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. The Company's evaluation was performed for the tax years ended December 31, 2006 through 2007.

  Earnings (Loss) Per Share

        Basic earnings (loss) per share ("EPS") is calculated by dividing net income (loss) by the weighted-average common shares outstanding during the period. Diluted EPS reflects the potential dilution to basic EPS that could occur upon conversion or exercise of securities, options, or other such items, to common shares using the treasury stock method and/or if converted method based upon the weighted-average fair value of the Company's common shares during the period. See Note 12 "Loss Per Share" for the computation of EPS.

  Comprehensive Income (Loss)

        The Company applies the provisions of SFAS No. 130, "Reporting Comprehensive Income," which establishes rules for the reporting and display of comprehensive income (loss) and its components.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

SFAS No. 130 requires changes in foreign currency translation adjustments, which are reported separately in stockholders' equity, to be included in other comprehensive income (loss).

  Share-Based Compensation

        The Company accounts for share-based compensation to employees pursuant to SFAS No. 123(R), "Share Based Payment," which requires that all share-based compensation to employees, including grants of employee stock options, be recognized as expense in the Company's financial statements based on their respective grant date fair values. As SFAS No. 123(R) requires that share-based compensation expense be based on awards that are ultimately expected to vest, share based compensation for 2007 has been reduced by estimated forfeitures.

        SFAS 123(R) requires the use of a valuation model to calculate the fair value of share-based awards. The Company has elected to use the Black-Scholes-Merton option pricing model, which incorporates various assumptions including volatility, expected life, expected dividend and interest rates. As a private company, Former BPOMS did not have a history of market prices of its common stock, and as such, the Company used an estimated volatility in accordance with SAB No. 107 "Share Based Payment." The Company used the volatility of the stock price of netGuru, BPOMS' predecessor company, adjusted to remove the effects of divestitures, cash distributions, and the reverse merger which BPOMS deems not representative of the events that would take place during expected term of the options that were valued. The expected life of awards was based on the simplified method as defined in SAB No. 107. The risk-free interest rate assumption was based on observed interest rates appropriate for the terms of the awards. The dividend yield assumption was based on the company's history and expectation of not paying any dividends in the foreseeable future. Forfeitures were estimated at the time of grant and will be revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company uses the straight line amortization model to record expenses under this statement and recognized share-based compensation expense for the stock options granted in 2007 and 2006 in the amounts of $360,721 and $598,031, respectively. The Company may be required to accelerate, increase or cancel any remaining unearned share-based compensation expense if there are any modifications or cancellation of the underlying unvested securities. Future share-based compensation expense and unearned share-based compensation will increase to the extent that we grant additional equity awards to employees or we assume unvested equity awards in connection with acquisitions.

        The fair value of the Company's stock options granted to employees was estimated using the following assumptions:

Expected Dividend yield	—
Expected volatility	123%-125%
Risk-free interest rate	3.87%-5.03%
Expected option lives (in years)	4.0-10.0
Estimated forfeiture rate	7.0%

        All share-based compensation expense was recorded in selling, general and administrative expense.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Valuation of the Company's Common Shares at the Time of Grant

        During 2007, the Company granted its common stock as partial consideration for the acquisition of HRMS in June 2007 and Blue Hill in October 2007. Prior to Merger, the Company granted its common stock as partial consideration for the acquisition of Digica in January 2006 and Novus Imaging Solutions, Inc., in October 2006. The fair values of these grants were determined based on recent sales of the Company's securities.

  Segment Reporting

        The Company applies the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires segments to be determined and reported based on how management measures performance and makes decisions about allocating resources. See Note 11 "Segment and Geographic Data" for a description of and disclosures regarding the Company's significant reportable segments.

  Reclassifications

        Certain reclassifications have been made to the fiscal 2006 consolidated financial statements to conform to the year ended December 31, 2007 presentation.

  Impact of Recently Issued Accounting Standards

  Accounting Changes and Error Correctionss

        In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections," an amendment to Accounting Principles Bulletin Opinion ("APB") No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements." Though SFAS No. 154 carries forward the guidance in APB No.20 and SFAS No. 3 with respect to accounting for changes in estimates, changes in reporting entity, and the correction of errors, SFAS No. 154 establishes new standards on accounting for changes in accounting principles, whereby all such changes must be accounted for by retrospective application to the financial statements of prior periods unless it is impracticable to do so. SFAS No. 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005, with early adoption permitted for changes and corrections made in years beginning after May 2005. We implemented SFAS No. 154 in fiscal year beginning January 1, 2006. SFAS No. 156 did not have a material impact on our financial position, results of operations or cash flows.

  Accounting for Certain Hybrid Financial Instruments

        In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments," which amends SFAS No. 133, "Accounting for Derivatives Instruments and Hedging Activities" and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS No. 155 amends SFAS No. 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS No. 155 also

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instrument. SFAS No. 155 is effective for us beginning January 1, 2007. SFAS No. 155 was implemented during 2007 and did not have a material impact on our financial position, results of operations, or cash flows.

  Accounting for Servicing of Financial Assets

        In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets," which provides an approach to simplify efforts to obtain hedge-like (offset) accounting. This Statement amends FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," with respect to the accounting for separately recognized servicing assets and servicing liabilities. The Statement (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations; (2) requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; (3) permits an entity to choose either the amortization method or the fair value method for subsequent measurement for each class of separately recognized servicing assets or servicing liabilities; (4) permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by an entity with recognized servicing rights, provided the securities reclassified offset the entity's exposure to changes in the fair value of the servicing assets or liabilities; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the balance sheet and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 also describes the manner in which it should be initially applied. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity's fiscal years beginning after September 15, 2006, and is effective for us beginning January 1, 2007. The implementation of SFAS No. 156 did not have a material impact on our financial position, results of operations or cash flows.

  Accounting for Uncertainty in Income Taxes

        In June 2006, the FASB issued Interpretation ("FIN") 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109," which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 requires recognition of tax benefits that satisfy a greater than 50% probability threshold. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for us beginning January 1, 2007. Due to the Company's generated losses for 2007 and 2006, FIN 48 did not have a material impact on our financial position, results of operations or cash flows.

  Fair Value Measurements

        In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning January 1, 2008. We are currently assessing the potential impact that adoption of SFAS No. 157 will have on our financial position, results of operations or cash flows.

  Effects of Prior Year Misstatements When Quantifying Current Year Misstatements

        In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Current Year Misstatements." SAB No. 108 requires analysis of misstatements using both an income statement (rollover) approach and a balance sheet (iron curtain) approach in assessing materiality and provides for a one-time cumulative effect transition adjustment. SAB No. 108 is effective for our fiscal year 2007 annual financial statements. The adoption of SAB No. 108 did not have a material impact on our financial position, results of operations or cash flows.

  Accounting for Defined Benefit Pension and Other Postretirment Plans

        In September 2006, the FASB issued SFAS No. 158, "Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of SFAS No. 87, 88, 106, and 132(R)." SFAS No. 158 requires the full recognition, as an asset or liability, of the overfunded or underfunded status of a company-sponsored postretirement benefit plan. SFAS No. 158 will be effective for us beginning January 1, 2007. The adoption of SFAS No. 158 did not have a material impact on our financial position, results of operations or cash flows.

  Fair Value Option for Financial Assets and Financial Liabilities

        In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." Under the provisions of SFAS 159, Companies may choose to account for eligible financial instruments, warranties and insurance contracts at fair value on a contract-by-contract basis. Changes in fair value will be recognized in earnings each reporting period. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We are required to and plan to adopt the provisions of SFAS 159 beginning in the first quarter of 2008. We are currently assessing the impact of the adoption of SFAS 159 on our financial position, results of operations or cash flows.

Business Combinations and Noncontrolling Interests

        In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations" ("SFAS No. 141(R)"), which requires an acquirer to recognize in its financial statements as of the acquisition date (i) the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquire, measured at their fair values on the acquisition date, and (ii) goodwill as the excess of the consideration transferred plus the fair value of any noncontrolling interest in the acquiree at the acquisition date over the fair values of the identifiable net assets acquired. Acquisition-related costs, which are the costs an acquirer incurs to effect a business combination, will be accounted for as expenses in the periods in which the costs are incurred and the services are received, except that costs

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

to issue debt or equity securities will be recognized in accordance with other applicable GAAP. SFAS No. 141(R) makes significant amendments to other Statements and other authoritative guidance to provide additional guidance or to conform the guidance in that literature to that provided in SFAS No. 141(R). SFAS No. 141(R) also provides guidance as to what information is to be disclosed to enable users of financial statements to evaluate the nature and financial effects of a business combination. SPAS No. 141(R) is effective for financial statements issued for fiscal years beginning on or after December 15, 2008. Early adoption is prohibited. The Company has not yet determined the effect on its financial statements, if any, upon adoption of SPAS No. 141(R).

        In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51" ("SFAS No. 160"), which revises the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require (i) the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent's equity, (ii) the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, (iii) changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently as equity transactions, (iv) when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, with the gain or loss on the deconsolidation of the subsidiary being measured using the fair value of any noncontrolling equity investment rather than the carrying amount of that retained investment, and (v) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SPAS No. 160 amends FASB No. 128 to provide that the calculation of earnings per share amounts in the consolidated financial statements will continue to be based on the amounts attributable to the parent. SFAS No. 160 is effective for financial statements issued for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. SFAS No. 160 shall be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company has not yet determined the effect on its financial statements, if any, upon adoption of SPAS No. 160.

(2) BUSINESS COMBINATIONS

        In August 2005, the Company completed the purchase of all the voting equity interest of ADAPSYS Transaction Processing, Inc. and ADAPSYS Document Management, Inc., (the "Adapsys entities"), privately held providers of data and document management solutions by acquiring all of their outstanding capital stock for a total purchase price of $1,319,048. The Adapsys entities' results of operations have been included in the consolidated financial statements since the date of acquisition. In addition to adding the Adapsys data and document management solutions capability with its long term Canada-based customer relationships, this acquisition enabled the Company to offer a high quality, cost-effective service utilizing its near shore delivery model to its US customers.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(2) BUSINESS COMBINATIONS (Continued)

        The purchase price consisted of cash in the amount of $659,899 and preferred stock, common stock and options valued at $659,149. The value of the 2 million shares of preferred Series B stock, 2 million shares of common stock and options to purchase 168,000 common shares issued all at fair value based on the cash price paid for a comparable number of shares of Company's common stock at formation in July 2005.

        The following table presents the allocation of the acquisition price, including professional fees and other related acquisition costs, to the assets acquired and liabilities assumed, based on their fair values as of the date of acquisition:

Cash and cash equivalents	$574,147
Accounts receivable	454,931
Acquired contract	964,508
Other current assets	424
Property, plant and equipment	60,888
Other assets	125,297
Goodwill	826,071

Total assets acquired	3,006,266

Note payable to bank	79,011
Accounts payable and other accrued liabilities	525,158
Estimated termination liability	1,083,049

Total liabilities assumed	1,687,218

Net assets acquired	$1,319,048

        Customer contract at December 31, 2005, represents the unrealized portion of the purchase price allocated to the customer contract. This customer contract had 6.5 months remaining when it was acquired in August 2005 and expired in February 2006. Under this agreement, the Company determined the fair value of the customer contract based upon an income approach in which an estimated gross profit margin of 60% was utilized. The gross profit estimate was based on the SIC average computer service industry gross profit margins over a 5 year period. During Prior Period 2005, the Company expensed $719,243 of this amount based on the actual revenue recognized on the contract during the period.

        The purchase price and costs associated with the Adapsys entities acquisition exceeded the Company's allocation of the fair value of net assets acquired by $826,071, which was assigned to goodwill. The $826,071 of goodwill is not expected to be deductible for United States income tax, state income tax or Canadian income tax purposes.

        In January 2006, the Company completed its acquisition of all of the outstanding equity interests of Digica, Inc. ("Digica"), a privately-held provider of information technology outsourcing services based in Branchburg, New Jersey. Under the terms of the purchase agreement, the Company paid $400,000 in cash and issued 362,300 shares of the Company's common stock in exchange for all outstanding equity of Digica.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(2) BUSINESS COMBINATIONS (Continued)

        The fair value of the shares of the Company's common stock issued in this acquisition was determined using sales of shares of the Company's common stock and the estimated value of common shares previously issued in other acquisitions. The following table summarizes estimated fair values of the assets acquired and liabilities assumed from Digica at the date of acquisition:

Current assets	$210,212
Property, plant and equipment	179,638
Other non current assets	33,115
Goodwill	333,689
Identifiable intangible assets	145,231

Total assets acquired	901,885

Current liabilities	377,659
Other non current liabilities	33,115
Long-term debt	11,914

Total liabilities assumed	422,688

Net assets acquired	$479,197

        Acquired identifiable intangible assets in the amount of $145,231 were assigned to customer contracts, with an estimated useful life of three years with no residual value. The purchase price and costs associated with the Digica acquisition exceeded the Company's allocation of the fair value of net assets acquired by $333,689, which was assigned to goodwill. The $333,689 assigned to goodwill is not expected to be deductible for United States income tax or state income tax purposes.

        In September 2006, the Company completed its acquisition of all of the outstanding equity interests of Novus Imaging Solutions ("Novus"), a provider of document imaging, microfilming and records management solutions located in Winnipeg, Canada. As consideration for the acquisition of Novus, the Company agreed to pay the shareholders of Novus, approximately $865,234 in cash, 144,920 shares of BPOMS common stock valued at approximately $148,833. In addition, the sellers of Novus are entitled to an earnout cash payment of approximately $291,819, of which 112,238 is payable within the first 12 months after acquisition and the remainder $179,579 is payable within the second

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(2) BUSINESS COMBINATIONS (Continued)

12 months after acquisition, subject to certain conditions. The following table summarizes estimated fair values of the assets acquired and liabilities assumed from Novus at the date of acquisition:

Current assets	$342,042
Property, plant and equipment	132,710
Goodwill	996,073

Total assets acquired	1,470,825

Current liabilities	102,237

Total liabilities assumed	102,237

Net assets acquired	$1,368,588

        The purchase price and costs associated with the Novus acquisition exceeded the Company's allocation of the fair value of net assets acquired by $996,073, which was assigned to goodwill. The $996,073 assigned to goodwill is not expected to be deductible for United States income tax, state income tax or Canadian income tax purposes.

        The stock purchase agreement pursuant to which the Company acquired Novus provides for the cash portion of the purchase price to be paid upon the earlier of March 1, 2007 and the closing of a one million dollars investment in the Company by persons other than the Company's then current shareholders. If the cash portion of the purchase price is not paid when due, then the sellers of Novus will have the right to rescind their sale of Novus to the Company and to purchase for $1.00 from the Company all of the assets and liabilities of ADAPSYS' Deines business. As of December 31, 2006, the total amount payable to the sellers of Novus was approximately $1,157,052. On February 28, 2007, the sellers agreed to extend the due date of the cash payment to April 30, 2007. As of December 31, 2007, the Company has estimated that the remaining purchase obligation is approximately $194,000 and recorded on the balance sheet as "Amount due former shareholders of acquired companies".

        On December 15, 2006, the Company completed a reverse merger with netGuru, in which it exchanged its outstanding common and preferred shares for the outstanding common and preferred shares of netGuru. The Company consolidated netGuru's two business units, Web4, a provider of document management and enterprise collaboration technology, with the Company's document management business headquartered in Winnipeg Canada, and netGuru Systems, a provider of contract computer programming staff and solutions to corporate enterprises, with the Company's Information

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(2) BUSINESS COMBINATIONS (Continued)

Technology business headquartered in Branchburg, NJ. The following table summarizes estimated fair values of the assets acquired and liabilities assumed from netGuru at the date of acquisition:

Current assets	$3,278,200
Property, plant and equipment	80,273
Other non current assets	59,706
Identifiable intangible assets	827,172
Goodwill	2,049,297

Total assets acquired	6,294,648

Current liabilities	4,421,464
Other non current liabilities	49,196

Total liabilities assumed	4,470,660

Net assets acquired	$1,823,988

        The purchase price includes the value of a seven-year stock purchase warrant that the Company issued as finder's fee for the transaction. The warrant is exercisable into 47,619 shares of the Company's common stock and was valued at $119,271 using the Black-Scholes-Merton option pricing model. A value of $827,172 was assigned to the eReview collaborative software technology as an identifiable intangible asset with an estimated useful life of five years and no residual value. Purchase price in excess of the net assets acquired in the amount of $2,049,297 was assigned to goodwill, which is not expected to be deductible for United States income tax or state income tax purposes. The allocation of purchase price is based on preliminary data and could change when final valuation is determined.

        On June 21, 2007, we purchased all of the issued and outstanding capital stock of DocuCom. DocuCom is a provider of digital and film-based document management solutions, offering document management products and services to government and middle-market enterprises located throughout Canada. We plan to merge DocuCom with our existing ECM/document management division based in Winnipeg, Canada. The net aggregate purchase price, after closing adjustments by the parties, was Cdn$2,761,097 (approximately US$2.58 million), of which amount we paid the selling shareholders Cdn$961,097 (approximately US$900,000), at closing on June 22, 2007. The purchase agreement provided that we are to pay the selling shareholders Cdn$900,000 (approximately US$840,000) three months after closing and Cdn$900,000 (approximately US$840,000) nine months after closing. We secured the subsequent payments through a bank-issued irrevocable standby letter of credit in favor of the selling shareholders in the aggregate amount of Cdn$1,800,000 (approximately US$1.68 million). In connection with the closing, we paid Cdn$450,000 (US$420,000) to retire DocuCom's credit facility, which also extinguished certain personal guarantees of Raymond Patterson and Martin Mollot, the former senior officers, directors, and, directly and through their family trusts, shareholders of DocuCom. As of December 31, 2007, the remaining installment due the former shareholders of DocuCom is shown on the balance sheet as restricted cash in the amount of $922,888.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(2) BUSINESS COMBINATIONS (Continued)

        On June 29, 2007, we acquired all of the issued and outstanding shares of capital stock of HRMS. HRMS, founded in 1983 and headquartered in San Francisco, California, is an organization of human resource professionals that combine best practice human resource and technical expertise to design, develop, and implement Human Resource Information System ("HRIS") products and services that meet the immediate and ongoing human resource initiatives. It provides comprehensive HRIS Software Solutions to human resource departments across a broad range of middle-market industries with an installed base of more than 100 middle-market companies located throughout the United States. Our plan is to integrate HRMS with our existing human resources outsourcing services based in San Francisco, California. The aggregate purchase price, subject to a potential post-closing adjustment, was $2,000,000, of which amount we paid the selling shareholders $1,100,000 at closing on June 29, 2007, and issued them 384,968 shares of our restricted common stock valued at $400,000 (based upon the volume-weighted average closing bid price of our common stock during the ten consecutive trading days immediately preceding the closing). The Stock Purchase Agreement provided that we are to pay the selling shareholders the remaining $500,000 12 months after closing through an escrow account with U.S. Bank, subject to offset in our favor with respect to any claims for indemnity by us under the terms of the Stock Purchase Agreement. The purchase price is also subject to immediate adjustment in the event that HRMS' net equity (as defined in the Stock Purchase Agreement) as of the closing was less than $80,000 or more than $140,000. In such event, the sellers shall rebate or we shall increase, as appropriate, the closing cash payment on a dollar-for-dollar basis. The Company is required to use all reasonable efforts to effect the registration of the Registerable Securities as soon as practicable after the Closing Date, and in any event not later than one year after the Closing Date.

        Through a Stock Purchase Agreement, entered into as of October 10, 2007, we purchased the issued and outstanding capital stock of Blue Hill, a privately-held data center outsourcing services company, based in Pearl River, New York. Blue Hill is a full-service data center outsourcing provider with customers located throughout the United States representing a wide range of industries. We intend to consolidate the operations of our existing Information Technology Outsourcing business unit with Blue Hill's operations to create additional capability for both new and existing customers and generate additional economic efficiencies. At or about the closing date, we transferred approximately $11 million of value, as follows: (i) cash payments to the current selling stockholders of approximately $6.6 million; (ii) our 15-month promissory note in the initial principal amount of $1 million, subject to offset in our favor with respect to any claims for indemnity by us under the terms of the Stock Purchase Agreement; (iii) cash payment through Blue Hill in the amount of approximately $1.4 million to its former stockholder; and (iv) 2,666,666 shares of our restricted common stock valued at approximately $1.8 million (based upon the volume-weighted average closing bid price of our common stock during the ten consecutive trading days immediately preceding the closing). The promissory note bears interest from and after January 1, 2009, at the rate of 9% per annum and is "secured" by a document to be held in escrow, styled as a confession of judgment. The principal of the note, less any offsets, is, at the selling stockholders' option, convertible into restricted shares of our common stock, the number of which is to be calculated in the same manner as the shares issued at closing were calculated.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

        The following table presents the preliminary allocation of the acquisition price, including professional fees and other related acquisition costs, to the assets acquired and liabilities assumed, based on their fair values as of the date of acquisition for the three acquisitions during fiscal 2007:

	DocuCom	HRMS	Blue Hill
Cash and cash equivalents	$—	$15,702	$38,061
Accounts receivable	1,579,611	252,008	941,341
Acquired contracts	—	—	—
Other current assets	172,888	8,876	242,070
Property, plant and equipment	204,419	2,611	797,991
Goodwill	1,462,693	758,268	1,697,891
Identifiable intangible assets	2,300,000	1,600,000	9,000,000

Total assets acquired	5,719,611	2,637,465	12,717,354

Debt payable to bank	420,610	—	977,715
Accounts payable and other accrued liabilities	2,247,173	477,525	2,147,880
Estimated termination liability	—	—	—

Total liabilities assumed	2,667,783	477,525	3,125,595

Net assets acquired	$3,051,828	$2,159,940	$9,591,759

        Acquired identifiable intangible assets in the amount of $2,300,000, $800,000 and $6,500,000 were assigned to customer contracts and non-compete agreements pending refined valuation. The purchase price and costs associated with the DocuCom, HRMS and Blue Hill acquisitions exceeded the Company's preliminary allocation of the fair value of net assets acquired by $1,462,693, $758,268 and $1,697,891, respectively, which was assigned to goodwill. The Company is in the process of obtaining third-party valuations of the intangible assets and the allocation of the purchase price for these three acquisitions is subject to refinement. The amount ultimately assigned to goodwill is not expected to be deductible for United States income tax, state income tax or Canadian income tax purposes.

(3) PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment, at cost, as of December 31, 2007 consisted of the following:

2007
Furniture and fixtures	$387,574
Office equipment	3,593,761
Assets under capital lease	492,604
Software	886,185
Vehicles	13,412
Leasehold improvements	180,318

5,553,854
Less accumulated depreciation and amortization	(718,913)

Property, plant and equipment, net	$4,834,941

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(3) PROPERTY, PLANT AND EQUIPMENT (Continued)

        The Company acquired the remaining balance of deferred gain on sale and leaseback of a facility on December 15, 2006, along with the acquisition of netGuru, Inc. This deferred gain was recognized in its entirety in December 2006, when the Company terminated the lease and moved its corporate headquarters to a new location. For the years ended December 31, 2007 and 2006, depreciation expense relating to assets under capital lease amounted to $89,794 and $3,394, respectively. Depreciation expense for all assets for the years ended December 31, 2007 and 2006 amounted to $617,400 and $83,772, respectively.

(4) DEBT

  Short-Term Related Party Debt

Short-term related party debt consisted of the following at December 31, 2007:
Notes payable to 2 officers, who are also significant shareholders, secured by all assets of the Company, bearing an annual interest rate of 9%	$1,200,000

Long-term debt
Long-term debt, including capital lease obligations, consisted of the following at December 31, 2007:
a. Credit facility from Royal Bank of Canada, stated interest at a floating rate plus 1.05%, (totaling 7.05% at December 31, 2007), secured by assets of the Company	$795,132
b. Loan from Business Development Bank of Canada, stated interest at a floating rate plus 3.25%, (totaling 11.25% at December 31, 2007), secured by assets and personal guarantees of the Company, expiring May 21, 2010	49,371
c. Capital lease obligations maturing at dates ranging from November 30, 2009 to December 31, 2011, secured by the leased assets	655,522

Total long-term debt before unamortized discount and inputed interest	1,500,025
Less: Imputed interest and unamortized discount	(121,157)

Long-term debt	1,378,868
Less: current portion	961,809

$417,059

RELATED PARTY NOTES PAYABLE

        In August 2006 the Company entered into an agreement with two individuals who are officers, directors, and significant shareholders for a bridge loan not to exceed $3,000,000. From the inception of that agreement through January 30, 2007 a total of $2,740,000 was advanced to the Company. The loan agreement provided for principal and accrued and unpaid interest were due and payable April 30, 2007. The loan agreement is unsecured. The unpaid principal of $1,200,000 and accrued and unpaid interest of $36,672 as of December 31, 2007 are due and payable on demand. The amount due under the loan agreement has both a face and stated value of $1,200,000 as of December 31, 2007. The stated fixed interest rate is 9.00% through August 18, 2008.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(4) DEBT (Continued)

        Common share purchase warrants (collectively the Warrants) to purchase one share of the Company's common stock, par value $0.01 per share (the Common Stock), at an exercise price of $0.035 per share that are exercisable on issuance were granted in conjunction with the loan agreement. The total funds borrowed from the related parties amounted $2,740,000. The associated Warrants are exercisable for 707,704 shares of common stock. The Warrants, which expire seven years after issuance, were assigned a value of $834,717, estimated using the Black-Scholes-Merton valuation model. The following assumptions were used to determine the fair value of the Warrants using the Black-Scholes-Merton valuation model: a term of seven years, risk-free rate range of 4.16%—5.03%, volatility of 125%, and dividend yield of zero. In accordance with EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, the values assigned to the Warrants was allocated based on their relative fair values. The discount on the loan agreement for the Warrants was accreted to interest expense, using the effective interest method, over the initial term of the loan agreement (original loan agreement due date was April 30, 2007) Total interest expense recognized relating to the accretion of the Warrants discount for the the year ended December 31, 2007 and 2006 was $594,029 and $241,670, respectively.

        The loan agreement provided that if the Company required additional equity in order to meet certain surplus requirements needed to accomplish the reverse merger with netGuru; it could offer the related parties the opportunity to convert a portion of the outstanding loan agreement amount then payable at an aggregate conversion price equal to 50% of the fair value of the common stock at the adjusted closed market price on the day immediately preceding the conversion of the loan agreement amounts. A total of $1,540,000 was converted into 916,667 shares of the Company's Series C preferred stock in December 2006 (conversion price of $1.68 per share of Series C preferred stock is based on an adjusted closing price of the common stock on the day immediately preceding the conversion of $3.36). The Company incurred an $82,200 loan fee of 3% of the total amount borrowed under the loan agreement which was paid to the related parties.

        Under the loan agreement, the Company was required to pay an amount equal to an amount not less than 25% of the net proceeds it received from all subsequent debt and equity financings towards the retirement of the then outstanding principal and accrued and unpaid interest (Note 5). Any unwaived failure by the Company to make any such payment would constitute a material breach of the loan agreement. In connection with the consummation of the Series D preferred stock equity financing on June 13, 2007, the two individuals waived this loan agreement covenant. The waiver related solely to the Series D preferred stock financing.

A.
CREDIT FACILITY FROM THE ROYAL BANK OF CANADA

        Docucom Imaging Solutions Inc. ("DocuCom") has a revolving Operating Line with the Royal Bank of Canada with a maximum availability of $1,000,000 and carries an annual interest rate of the Royal Bank of Canada prime rate plus 1.05%, which amounted to 7.05% at December 31, 2007. The credit facility is secured by a General Security Agreement signed by DocuCom as well as a guarantee and postponement of claim for $500,000 in the name of Novus Imaging Solutions Inc. ("Novus") which is also supported by a General Security Agreement signed by Novus. The Borrowing Limit on the credit facility is 75% of the good accounts receivable of the Company. At December 31, 2007,

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(4) DEBT (Continued)

DocuCom had an outstanding balance of approximately $795,132 which did not exceed the borrowing limit. Interest expense for the period ended December 31, 2007 amounted to $28,365.

B.
TERM LOAN FROM BUSINESS DEVELOPMENT BANK OF CANADA

        Adapsys Document Management LP ("ADM") has a term loan with the Business Development Bank of Canada that expires on May 21, 2010. The interest rate on this loan is bank's floating rate plus 3.25% and monthly principal re-payments are approximately $1,433. At December 31, 2007, the annual rate of interest on this loan was 11.25% and the balance outstanding was approximately $53,984. The loan is secured by a general security agreement from ADM and joint and several personal guarantees in the amount of approximately $43,000 by two former principals of ADM who were also the Company's 5% shareholders. The Company issued a 7-year warrant to purchase 5,435 shares of the Company's common stock at an exercise price of $0.03 per share to each of these shareholders in return for their loan guarantees. The warrants, valued at approximately $11,049, were recorded as a discount to the term loan. The value of the warrants is being amortized to interest expense over the term of the loan. Unamortized discount at December 31, 2007 and 2006 was approximately $8,980 and $9,794, respectively.

C.
CAPITAL LEASES

        Capital leases consist primarily of equipment leases for the U.S. entities. The Company added approximately $475,800 to capital leases during fiscal 2007.

        Long-term debt, excluding unamortized discount, and capital lease obligations mature in each of the following years ending December 31:

	Long-Term Debt	Capital Lease Obligations
2008	$812,156	$199,518
2009	17,023	180,167
2010	7,094	141,582
2011	—	134,255
2012	—	—
Thereafter	—	—

Total minimum payments	$836,273	$655,522
Less: amount representing interest		(112,927)

Present value of minimum capital lease payments		$542,595

        Long-term debt and capital lease interest expense for the year ended December 31, 2007 was approximately $41,797 and $55,640, respectively.

(5) ESTIMATED SEVERANCE LIABILITY

        As part of the acquisition of the ADAPSYS entities, the Company acquired the remaining term of a contract to provide services to IATA. This contract expired in February 2006. As a result of the

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(5) ESTIMATED SEVERANCE LIABILITY (Continued)

expiration of this contract, the Company terminated 36 employees. The Company believes that it has a termination obligation to certain of these terminated employees. The Company recorded the estimated liability as part of the allocation of the purchase price of the ADAPSYS entities in August 2005, and reduces the liability as individual prior employees and the Company reach agreement on the amount of termination payment due.

        Based on the settlements reached and amount of professional and other fees incurred during 2006, the Company reduced its severance liability estimate at December 31, 2006 by $223,726. This amount is shown as a reduction to operating expense on the Company's consolidated statement of operations for the year ended December 31, 2006. The Company believes that the severance liability balance of $72,199 at December 31, 2007 is sufficient to satisfy the remaining amounts due.

(6) STOCKHOLDERS' EQUITY

        In connection with the Merger, on December 15, 2006, the Company issued an aggregate 7,336,575 shares of its common stock to the holders of the common stock of Former BPOMS and 1,567,095 of its Series A preferred shares, 1,449,204 of its Series B preferred shares, and 916,666 of its Series C preferred shares to the holders of shares the respective series of preferred stock of Former BPOMS, in exchange for their shares of common and preferred stock, respectively, of Former BPOMS. For each share of the common stock of Former BPOMS, the holder thereof received 0.7246 of the Company's common shares. For each share of the Series A and Series B convertible preferred stock of Former BPOMS, the holder thereof received 0.7246 shares of the Company's preferred stock in the corresponding series. For each share of the Series C non-convertible preferred stock of Former BPOMS, the holder thereof received one share of the Company's preferred stock in the corresponding series.

        Exemption from the registration provisions of the Securities Act of 1933 for the transactions described above is claimed under Section 4(2) of the Securities Act of 1933, among others, on the basis that such transactions did not involve any public offering and the purchaser was accredited and had access to the kind of information registration would provide. Appropriate investment representations were obtained, and the securities were issued with restricted securities legends.

        In June 2007 the Company issued 384,968 common shares valued at $400,000 as part consideration of the purchase price for the acquisition of HRMS.

        In June 2007 the Company privately placed shares of Series D Convertible Preferred Stock and various common stock and Series D-2 preferred stock purchase warrants to a limited number of institutional investors for gross proceeds of approximately $14,000,000. The shares of Series D Convertible Preferred Stock are convertible into approximately 23.3 million shares of our common stock. The three-year Series A Warrants (initial exercise price of $.90 per share) are exercisable for the purchase of up to approximately 11.7 million shares of our common stock. The five-year Series B Warrants (initial exercise price of $1.25 per share) are exercisable for the purchase of up to approximately 23.3 million shares of common stock. If exercised in full, the aggregate Series A Warrant and Series B Warrant proceeds will be approximately $40 million.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(6) STOCKHOLDERS' EQUITY (Continued)

        The investors were also granted a one-year option (in the form of Series J Warrants) to purchase up to $21 million of Series D-2 Convertible Preferred Stock, which is convertible into approximately 23.3 million shares of common stock. At the closing and in connection with such option, the Company granted the investors three-year Series C warrants (initial exercise price of $1.35 per share), which are exercisable for the purchase of up to approximately 11.7 million shares of common stock, and five-year Series D Warrants (initial exercise price of $1.87 per share), which are exercisable for the purchase of up to approximately 23.3 million shares of common stock. The Series C Warrants and the Series D warrants vest only upon the exercise of the Series J Warrants. If exercised in full, the aggregate Series C Warrant and Series D Warrant proceeds will be approximately $60 million.

        Through amendments to each of the Series J Warrants to Purchase Shares of Preferred Stock issued to the investors who purchased shares of the Company's Series D Convertible Preferred Stock on June 13, 2007 (which Series J Warrants were issued in connection with such share purchases), the Company voluntarily reduced the per-share warrant exercise price payable upon exercise of its Series J Warrant from $14.40 to $9.60, effective only for exercises thereof during the period between September 28, 2007 and October 10, 2007. This reduced warrant exercise price only applied for up to seventy-five percent (75%) of the Series J Warrants then held by each investor and the original exercise price of $14.40 per share was automatically re-applied to any Series J Warrants not exercised at the reduced price.

        The Company also amended each of the Series C Warrants to purchase shares of Common Stock and Series D Warrants to purchase shares of Common Stock, all of which were also issued in connection with the purchases of the Series D Convertible Preferred Stock on June 13, 2007, to provide that, in the event that an investor exercised any portion of the Series J Warrants at the reduced exercise price, the per-share warrant exercise price payable upon exercise of its Series C Warrant was reduced from $1.35 to $0.01 and the per-share warrant exercise price payable upon exercise of its Series D Warrant was reduced from $1.87 to $1.10 for the same percentage of the investor's Series C Warrants and Series D Warrants as the percentage of Series J Warrants then exercised by such investor during the reduced warrant price period. Any applicable reduced warrant exercise price for the Series C Warrants and Series D Warrants applies for the remainder of their respective terms. The anti-dilution provisions of the investors' agreements were waived for such reduced exercise prices.

        In connection with the sale of the Series D and Series D-2 Convertible Preferred Stock;

        (a)   As long as any shares of Series D and Series D-2 Preferred Stock are outstanding, the Company may not declare, pay or set apart for payment any dividend or make any distribution on any Junior Stock (other than dividends or distributions payable in additional shares of Junior Stock), unless at the time of such dividend or distribution the Company shall have paid all accrued and unpaid dividends on the outstanding shares of Series D and Series D-2 Preferred Stock.

        (b)   The Company must maintain financial covenants relating to working capital, capital expenditures, leverage, EBITDA, and fixed charge coverage ratio. The Company believes that it is in compliance with these covenants.

        (c)   There are penalties if a registration statement under the Securities Act providing for the resale of the Warrant Shares and Conversion Shares is not in effect within 150 days of the sale of the

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(6) STOCKHOLDERS' EQUITY (Continued)

Preferred Stock. The Company has received a waiver of this provision from five of the seven investors and anticipates receipt of a waiver from the remaining two investors.

        (d)   There are provisions requiring repurchase of the warrants associated with the Series D and Series D-2 Preferred Stock on the occurrence of certain triggering events. These triggering events are under the control of the Company's board of directors. Provisions relating to the structure of the board of directors are such that holders of the Series D and Series D-2 Preferred Stock or their successors cannot take control of the board so no liability has been recorded in relation to this repurchase requirement.

        During September and October 2007, several investors had exercised certain of their Series J Warrants at the reduced exercise price and acquired an aggregate of 729,167 shares of the Company's Series D-2 Convertible Preferred Stock for an aggregate price of approximately $7.0 million. The anti-dilution provisions of the investors' agreements were waived for such reduced exercise prices.

        In October 2007 the Company issued 2,666,666 restricted common shares valued at $1.8 million as part of the purchase consideration for Blue Hill.

  Warrants

        The Company has issued warrants in the past relating to certain acquisitions, issuances of stock, financing activities and as consideration for services to the Company.

        In August 2005, the Company issued a seven-year warrant that vested upon issuance, to purchase 121,733 shares of the Company's common stock at an exercise price of $0.0345 per share. The warrant was issued towards finder's fee for the acquisition of the ADAPSYS entities and was valued at $25,570, using the Black-Scholes-Merton valuation model, with the value included in the purchase price of the ADAPSYS entities.

        In August 2006, the Company issued seven-year warrants to purchase an aggregate of 10,870 shares of the Company's common stock at an exercise price of $0.0345 per share, in consideration for guaranteeing the term loan from the Business Development Bank of Canada (see note 4C). The warrants were valued at $11,049. The value of the warrants was recorded as a discount to the term loan and is being amortized to interest expense over its term. At December 31, 2007, the unamortized balance of the discount was $8,230.

        In August 2006, September 2006, October 2006, November 2006 and December 2006, the Company issued seven-year warrants to purchase an aggregate of 60,384; 60,384; 48,307; 9,662 and 443,253 shares of the Company's common stock, respectively, at an exercise price of $0.0345 per share, pursuant to the bridge loan agreement (See Note 7). The warrants vested upon issuance. The total warrant value determined using the Black-Scholes-Merton option pricing model, a volatility of 125%, risk-free interest rates ranging from 4.16% to 5.03%, and the expected term of 7 years was $649,531. The warrant value has been recorded as a discount to the bridge loan and is being amortized to interest expense over the term of the bridge loan. At December 31, 2007, the loan discount had been fully amortized.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(6) STOCKHOLDERS' EQUITY (Continued)

        In December 2006, the Company issued a seven-year warrant to purchase an aggregate of 47,619 shares of the Company's common stock, at an exercise price of $0.63 as finder's fee in the acquisition of netGuru. The warrant is exercisable into 47,619 shares of the Company's common stock and was valued at $119,271 using the Black-Scholes-Merton option pricing model, a volatility of 125%, risk-free interest rate of 5.03%, and the expected term of 7 years.

        As a result of the Merger, the Company acquired from its predecessor, netGuru, an obligation to issue shares under fully vested warrants to purchase an aggregate of 49,003 shares of the Company's common stock. The warrants were issued by netGuru in financing transactions or as compensation for services rendered by non-employees. The weighted average exercise price of these warrants is $11.95 and the warrants expire at various dates through December 23, 2009.

        In January 2007, the Company issued a seven-year warrant to purchase an aggregate of 133,333 shares of the Company's common stock, at an exercise price of $0.0345 in conjunction with additional bridge loan funding from an individual who is an officer and significant shareholder valued at $185,168 using the Black-Scholes-Merton option pricing model, a volatility of 125%, risk-free interest rate of 4.75%, and the expected term of 7 years.

        In June 2007, the Company issued 5 & 7-year warrants to purchase an aggregate of 1,166,667 shares of the Company's common stock, at an exercise price of $0.60 as finders and broker fees in conjunction with the Private funding on June 13, 2007 valued at $1,113,105 using the Black-Scholes-Merton option pricing model, a volatility of 123%, risk-free interest rate of 5.05%, and the expected term of 5-7 years.

        The following table summarizes the fair value of warrant issuances and the assumptions used in determining fair value:

Grant date	Shares underlying under warrants	Exercise price per share	Estimated life (in years)	Volatility	Risk-free rate	Fair value of warrants (a)
August 2005	121,733	$0.03	7.0	125%	4.20%	$25,570
August 2006	71,254	$0.03	7.0	125%	4.20%	72,430
September 2006	60,384	$0.03	7.0	125%	4.20%	61,380
October 2006	48,307	$0.03	7.0	125%	4.20%	49,104
November 2006	9,662	$0.03	7.0	125%	4.20%	9,821
		.03 to
December 2006	443,253	$0.63	6.0 to 7.0	125%	5.03%	587,116
January 2007	133,333	$0.03	7.0	125%	4.75%	185,186
June 2007	1,166,667	$0.60	5.0 to 7.0	123%	5.05%	$1,113,105

Total	2,054,593

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(6) STOCKHOLDERS' EQUITY (Continued)

(a)
Fair value was determined using the Black-Scholes-Merton option pricing model.

        The following table summarizes the warrant activity:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at December 31, 2005	121,733	$0.03
Issued	632,860	0.08
Acquired in Merger	49,003	11.95
Exercised	—	—
Forfeited	—	—

Outstanding at December 31, 2006	803,596	0.80
Issued	72,758,350	1.43
Exercised	(1,229,167)	5.70
Forfeited	—	—

Outstanding at December 31, 2007	72,332,779	$1.35	3.85	$0.92
Exercisable at December 31, 2007	72,332,779	$1.35	3.85	$0.92

  Stock Option Plans

        The Company has adopted the following employee stock option plans:

	Adopted	Terminates	Shares Authorized
BPO Management Services, Inc. 2007 Stock Incentive Plan (the "2007 Plan")	June 2007	June 2017	4,666,667
BPO Management Services, Inc. Stock Option Plan (the "BPOMS Plan")	August 2005	August 2015	1,956,420
NetGuru, Inc. 2003 Stock Option Plan (the "2003 Plan")	December 2003	December 2013	1,000,000
NetGuru, Inc. 2000 Stock Option Plan (the "2000 Plan")	December 2000	November 2010	1,000,000
Research Engineers, Inc. 1998 Stock Option Plan (the "1998 Plan")	December 1998	November 2008	1,000,000
Research Engineers, Inc. 1997 Stock Option Plan (the "1997 Plan")	February 1997	February 2007	600,000

        Each plan provides for the granting of shares as either incentive stock options or non-qualified stock options. Options under all plans generally vest over three to four years, though the vesting periods may vary from option to option, and are exercisable subject to continued employment and other conditions.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(6) STOCKHOLDERS' EQUITY (Continued)

        The following is a summary of stock option activity:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at December 31, 2005	1,521,660	$0.03
Issued	434,760	0.03
Acquired in Merger*	22,570	46.13
Exercised	—	—
Forfeited	—	—

Outstanding at December 31, 2006	1,978,990	0.56
Issued	3,023,964	0.65
Exercised	—	—
Forfeited	—	—

Outstanding at December 31, 2007	5,002,954	0.61	8.45	0.18
Exercisable at December 31, 2007	1,094,289	$1.08	7.31	$0.65

*
Non-employee options acquired as part of Merger.

        As a result of the Merger, the Company acquired from its predecessor, netGuru, an obligation to issue shares under fully vested non-qualified stock options to purchase an aggregate of 22,570 shares of the Company's common stock. These options were issued to non-employees for services provided to the predecessor. The weighted average exercise price of these options is $46.13 and the options expire at various dates through February 18, 2010.

        No options were exercised in the fiscal year 2007 or 2006.

        The weighted average grant-date fair value of options granted during the year ended December 31, 2007 and 2006 was $0.65 and $0.21, respectively.

        The Company accounts for share-based compensation to employees pursuant to SFAS No.123(R), "Share Based Payment," which requires that all share-based compensation to employees, including grants of employee stock options, be recognized as expense in the Company's financial statements based on their respective grant date fair values. As SFAS No. 123(R) requires that share-based compensation expense be based on awards that are ultimately expected to vest stock based compensation for 2007 has been reduced by estimated forfeitures.

        The Company has elected to use the Black-Scholes-Merton option pricing model to determine the fair value of the Company's stock options granted to employees. It uses the straight line amortization model to record expenses under this statement and recognized share-based compensation expense in its consolidated statements for 2007 and 2006 in the amounts of $360,721and $244,553, respectively. Total compensation cost related to non-vested stock option awards not yet recognized as of December 31, 2007 was $3,804,320 which is expected to be recognized over the weighted average period of 2.38 years.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(6) STOCKHOLDERS' EQUITY (Continued)

The Company may be required to accelerate, increase or cancel any remaining unearned share-based compensation expense if there are any modifications or cancellation of the underlying unvested securities. Future share-based compensation expense and unearned share-based compensation will increase to the extent that we grant additional equity awards to employees or we assume unvested equity awards in connection with acquisitions.

(7) RELATED PARTY TRANSACTIONS

        On August 18, 2006, the Company entered into a bridge loan agreement with Patrick Dolan and James Cortens. Pursuant to the bridge loan agreement, Messrs. Dolan and Cortens and/or their assigns may, in their discretion, provide personal guarantees for a portion of or all of a bridge loan of up to $3,000,000 that may be arranged in favor of BPOMS. The personal guarantees are subject to the bridge loan meeting the conditions specified in the bridge loan agreement, which include but are not limited to the granting of a first lien on all the assets of BPOMS. As of December 31, 2007, the Company has drawn a total of $2,740,000 from this bridge loan facility.

        Under the terms of the bridge loan agreement, Messrs. Dolan and Cortens received seven-year warrants to purchase shares of the Company's common stock equal to one-third of the amount drawn on the bridge loan, at an exercise price of $0.03 per share (adjusted for the merger exchange ratio). In addition, BPOMS also agreed to pay Messrs. Dolan and Cortens a cash fee of 3% of the amounts drawn on the bridge loan. As of December 31, 2007, the loan fees of $61,200 were paid during fiscal year 2007.

        The following table lists the bridge loans made available to the Company by Messrs. Dolan and Cortens, 3% fees on each tranche and warrants issued to them by the Company pursuant to the bridge loan agreement (See note 6):

	Date	Loan amount	3% fees	Shares issuable under warrants
Patrick Dolan	August 25, 2006	$250,000	$7,500	60,384
Patrick Dolan	September 20, 2006	250,000	7,500	60,384
Patrick Dolan	October 10, 2006	200,000	6,000	48,307
Patrick Dolan	December 14, 2006	1,400,000	42,000	338,147
Patrick Dolan	January 30, 2007	400,000	12,000	133,333
James Cortens	September 11, 2006	40,000	1,200	9,662
James Cortens	December 14, 2006	100,000	3,000	24,154
James Cortens	December 20, 2006	100,000	3,000	33,334

		$2,740,000	$82,200	707,705

        The total warrant value of $834,699 has been recorded as a discount to the bridge loan and is being amortized to interest expense over the term of the bridge loan. For the year ended December 31, 2007, the unamortized loan discount and interest expense were $0 and $594,029, respectively.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(7) RELATED PARTY TRANSACTIONS (Continued)

        Subsequent to the Merger and pursuant to the provisions of the bridge loan agreement, Messrs. Dolan and Cortens purchased shares of Series C of BPOMS. The purchase price was $1,540,000 or the amount of additional equity required to meet the $1,500,000 capital surplus requirement. The number of shares of Series C preferred stock issued for this purchase price was equal to 916,667 shares at $1.68 per share. The per share price was the price equal to 50% of the volume weighted average closing price of netGuru common stock, using the closing prices for the five days prior to the consummation of the transaction.

        The bridge loan agreement provides that if a bridge loan is outstanding, BPOMS will not prepay any other debt of the company, other than a stockholder loan, trade payables, the existing operating capital line of credit and other specified loans and leases. In addition, BPOMS has agreed that 25% of the net proceeds from any debt or equity financing transactions will be applied to the balance of any stockholder loan and then to the balance of the bridge loan.

        Concurrently with the bridge loan agreement, BPOMS entered into a participation agreement with Patrick Dolan, James Cortens, Brian Meyer and Donald West pursuant to which BPOMS agreed that, at any time prior to the closing of the merger, Messrs. Meyer and West may choose to participate in the rights and obligations under the bridge loan agreement on a pro rata basis up to their respective proportionate stockholdings in BPOMS. In accordance with the participation agreement, when we and BPOMS signed the merger agreement, Messrs. Meyer and West each received a seven-year warrant to purchase up to 5,435 shares of the common stock of BPOMS at a purchase price of $0.03 per share in consideration for their personal guarantee of an existing loan made to ADAPSYS Document Management LP by Business Development Bank of Canada. The participation agreement also provides that if BPOMS at any time repays any portion of the bridge loan or a stockholder loan, it must also concurrently make a proportionate repayment of the existing bank loan made to ADAPSYS Document Management LP.

(8) RETIREMENT PLANS

        The Company and certain of its subsidiaries have adopted qualified cash or deferred 401(k) retirement savings plans. The domestic plan covers substantially all domestic employees who have attained age 21 and have had one year of service. Employees may contribute up to 15% of their compensation. The Company does make matching contributions to the plan among several of its subsidiaries, where it matches 100% of the employee contribution up to a maximum of 4%. For the year ended December 31, 2007 and 2006, the Company contributions to the plan amounted to $102,418 and $27,043, respectively.

(9) COMMITMENTS AND CONTINGENCIES

Operating Leases

        The Company leases certain facilities and equipment under non-cancelable operating leases. The facility leases include options to extend the lease terms and provisions for payment of property taxes, insurance and maintenance expenses.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(9) COMMITMENTS AND CONTINGENCIES (Continued)

        At December 31, 2007, future minimum annual rental commitments under these lease obligations were as follows:

Year ending December 31:
2008	$1,531,140
2009	1,456,693
2010	1,283,113
2011	924,130
2012	335,070
Thereafter	1,309,790

        Rent expense was $1,045,587 and $451,425 for the year ended December 31, 2007 and 2006, respectively.

Litigation

        The Company is a party to various litigations arising in the normal course of business. Management believes the disposition of these matters will not have a material impact on the Company's consolidated financial condition or results of operations.

(10) INCOME TAXES

        The components of loss from continuing operations before income taxes are as follows for the years ended December 31,

	2007	2006
United States	$(5,266,744)	$(2,852,476)
Foreign	(1,201,465)	(447,710)

Total	$(6,468,209)	$(3,300,186)

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(10) INCOME TAXES (Continued)

        The (benefit) provision for taxes on income from continuing operations is comprised of the following for the years ended December 31,:

	2007	2006
Current:
Federal	$—	$—
State	—	—
Foreign	—	—

	—	—
Deferred:
Federal	—	—
State	—	—
Foreign	—	—

	—	—

Total	$—	$—

        The reported (benefit) provision for taxes on income from continuing operations differs from the amount computed by applying the statutory federal income tax rate of 34% to loss before income taxes as follows for the years ended December 31,:

	2007	2006
Income tax benefit at statutory rate	$(2,199,191)	$(1,122,063)
State taxes, net of federal benefits	(331,172)	(148,024)
Change in valuation allowance	2,345,748	996,084
Other	184,615	274,003

Total	$—	$—

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(10) INCOME TAXES (Continued)

        The Company provides deferred income taxes for temporary differences between assets and liabilities recognized for financial reporting and income tax purposes. The tax effects of temporary differences for continuing operations at December 31 are as follows:

	2007	2006
Deferred tax assets:
Accruals and reserves	$679,040	$68,012
Depreciation	15,603	5,306
Net operating loss carryforwards	3,055,518	1,922,298
Research and development credit carryforwards	172,340	172,340
Other	2,156	2,156

Total deferred tax assets	3,924,657	2,170,112
Less: valuation allowance	(3,621,458)	(1,702,994)

Net deferred tax assets	303,199	467,118

Deferred tax liabilities:
Amortization of intangibles	(303,199)	(467,118)

Total deferred tax liabililties	(303,199)	(467,118)

Net Deferred Tax Asset/Liability	$—	$—

        At December 31, 2007, the Company had tax net operating loss carryforwards of approximately $6,579,067 for federal income tax purposes and $2,592,715 for state income tax purposes, and $1,649,175 for foreign tax purposes which expire at varying dates beginning in 2019, 2007, and 2011 respectively. Due to the "change in ownership" provisions of the Tax Reform Act of 1986, the Company's net operating loss carryforwards may be subject to an annual limitation on the utilization of these carryforwards against taxable income in future periods if a cumulative change in ownership of more than 50% occurs within any three-year period.

        In addition to the net operating loss carryforwards, the Company has, for federal income tax purposes, approximately $138,000 of research and development credit carryforwards, which expire at varying dates beginning in 2013 and $34,000 of federal alternative minimum tax credit carryforwards which have an indefinite life.

        In assessing the realizability of the net deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends upon either the generation of future taxable income during the periods in which those temporary differences become deductible or the carryback of losses to recover income taxes previously paid during the carryback period. As of December 31, 2007, the Company had provided a valuation allowance of approximately $3,621,458 to reduce the net deferred tax assets due in part to the potential expiration of certain tax credits and net operating loss carryforwards prior to their utilization.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(11) SEGMENT AND GEOGRAPHIC DATA

        The Company is a business process outsourcing services provider. The Company's operating segments are:

  •
  ECM

  •
  ITO and

  •
  HRO

        The Company applies the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires segments to be determined and reported based on how management measures performance and makes decisions about allocating resources. The Company's management monitors unallocable expenses related to the Company's corporate activities in a separate "Corporate," which is reflected in the tables below.

        The significant components of worldwide operations by reportable operating segment are:

	For the year ended December 31,
	2007	2006
Net revenues
ECM	$10,141,210	$2,713,769
ITO	5,616,239	1,833,052
HRO	711,552	164,318

Consolidated	$16,469,001	$4,711,139

Operating loss
ECM	$(1,617,826)	$(650,551)
ITO	(730,621)	(355,393)
HRO	(800,146)	(777,336)
Corporate	(2,519,527)	(1,160,695)

Consolidated	$(5,668,120)	$(2,943,975)

Depreciation and amortization expense
ECM	$455,002	$41,787
ITO	513,486	108,109
HRO	249,901	—
Corporate	248,378	10,824

Consolidated	$1,466,767	$160,720

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(11) SEGMENT AND GEOGRAPHIC DATA (Continued)

        The Company's operations are based in foreign and domestic subsidiaries and branch offices in the U.S., Canada and Germany. The following are significant components of worldwide operations by geographic location:

	For the year ended December 31,
	2007	2006
Net revenues
North America	$15,803,256	$4,710,115
Europe	665,745	1,024

Consolidated	$16,469,001	$4,711,139

	For the year ended December 31,
	2007	2006
Long-Lived Assets
North America	$23,777,079	$5,829,298
Europe	23,672	25,874

Consolidated	$23,800,751	$5,855,172

(12) BASIC AND DILUTED LOSS PER SHARE

        In accordance with FASB Statement No. 128, Earnings Per Share, we calculate basic and diluted net loss per share using the weighted average number of common shares outstanding during the periods presented and adjust the amount of net loss, used in this calculation, for preferred stock dividends declared during the period.

        We incurred a net loss in each period presented, and as such, did not include the effect of potentially dilutive common stock equivalents in the diluted net loss per share calculation, as their effect would be anti-dilutive for all periods. Potentially dilutive common stock equivalents would include the common stock issuable upon the conversion of preferred stock and the exercise of warrants and stock options that have conversion or exercise prices below the market value of our common stock at the measurement date. As of December 31, 2007 and 2006, all potentially dilutive common stock equivalents amounted to 126,377,323 and 4,392,936 shares, respectively.

        Basic earnings (loss) per share ("EPS") is calculated by dividing net income (loss) by the weighted-average common shares outstanding during the period. Diluted EPS reflects the potential dilution to basic EPS that could occur upon conversion or exercise of securities, options, or other such items, to common shares using the treasury stock method based upon the weighted-average fair value of the Company's common shares during the period.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Years Ended December 31, 2007 and 2006

(12) BASIC AND DILUTED LOSS PER SHARE (Continued)

        The following table illustrates the computation of basic and diluted net loss per share for the year ended December 31, 2007 and 2006:

	Year Ended December 31,
	2007	2006
Numerator:
Net loss	$(6,468,209)	$(3,300,186)
Less:
Preferred dividends paid in stock	129,758	—
Loss and numerator used in computing basis and diluted loss per share	$(6,338,451)	$(3,300,186)

Denominator:
Denominator for basic and diluted net loss per share-weighted average number of common shares outstanding	9,513,749	8,496,119

Basic and diluted net loss per share	$(0.67)	$(0.39)

        The following table set forth potential shares of common stock that are not included in the diluted net loss per share because to do so would be antidilutive since the company reported net losses in both years:

	December 31,
	2007	2006
Options to purchase shares of common stock	5,002,954	566,020
Warrants to purchase shares of common stock	83,221,275	803,596
Shares of convertible preferred stock—Series A	1,703,874	1,574,116
Shares of convertible preferred stock—Series B	1,449,204	1,449,204
Shares of convertible preferred stock—Series D	23,333,344	—
Shares of convertible preferred stock—Series D-2	11,666,672	—

Total	126,377,323	4,392,936

Report of Independent Registered Public Accounting Firm

To the Board of Directors and the Shareholders of
BPO Management Services, Inc.

        We have audited the accompanying consolidated balance sheet of BPO Management Services, Inc. (a Delaware corporation) as of December 31, 2006 and the related consolidated statements of operations and cash flows for the year ended December 31, 2006 and for the period from July 26, 2005 (inception), to December 31, 2006, and the consolidated statement of stockholders' equity for the period from July 26, 2005 (inception), to December 31, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and the results of its operations and its cash flows for the two years then ended and for the period from July 26, 2005 (inception), to December 31, 2006, and the statement of stockholders' equity for the period from July 26, 2005 (inception), to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred net losses for the year ended December 31, 2006 of $(4,629,006) and for the period from July 26, 2005 (inception) to December 31, 2005 of $(800,520). Despite its negative cash flows from operations of $(1,967,653) for the year ended December 31, 2006 and $(49,536) for the period from July 26, 2005 (inception) to December 31, 2005, the Company has been able to obtain operating capital through private equity funding sources. Management's plans, which are described in Note 15 to the financial statements, include the continued development and eventual implementation of its business plan. The Company has relied upon private equity funding since inception. No assurances can be given that the Company can obtain sufficient working capital through the sale of the Company's common stock and borrowing or that the continued implementation of its business plan will generate sufficient revenues in the future to sustain ongoing operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Kelly & Company
Costa Mesa, California
April 16, 2007

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2006

Assets
Current assets:
Cash and cash equivalents	$706,197
Accounts receivable (net of allowance for doubtful accounts of $96,351)	743,114
Inventory (net of reserves of $0)	37,960
Income taxes receivable	250,000
Deposits	26,821
Prepaid expenses and other current assets	96,344

Total current assets	1,860,436
Property, plant and equipment, net (Note 3)	509,929
Goodwill	4,083,822
Intangible assets (net of amortization of $76,957)	1,114,698
Other assets	146,723

Total assets	$7,715,608

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt, net of discount of $2,867	$322,778
Current portion of capital lease obligations	170,976
Accounts payable	1,381,243
Accrued expenses	725,935
Purchase price payable- short-term (Note 2)	977,473
Deferred revenues	334,672
Related party notes payable, net of discount of $408,843 (Note 7)	516,157
Severance obligations payable (Note 5)	543,291
Other current liabilities	25,491

Total current liabilities	4,998,016
Long-term debt, net of current portion and net of discount of $6,927	39,475
Capital lease obligations, net of current portion	10,328
Purchase price payable-long-term (Note 2)	179,579
Other long-term liabilities	33,115

Total liabilities	5,260,513

Commitments and contingencies (Note 9)
Stockholders' equity:
Convertible preferred stock A, par value $.01; authorized 1,608,612 shares; 1,574,116 shares issued and outstanding	15,741
Convertible preferred stock B, par value $.01; authorized 1,449,204 shares; 1,449,200 shares issued and outstanding	14,492
Non-convertible preferred stock C, par value $.01; authorized 21,738,000 shares; 916,667 shares issued and outstanding	9,167
Common stock, par value $.01; authorized 150,000,000 shares; 8,619,400 shares issued and outstanding	86,194
Additional paid-in capital	6,537,527
Accumulated deficit	(4,100,706)
Accumulated other comprehensive loss:
Cumulative foreign currency translation adjustments	(107,320)

Total stockholders' equity	2,455,095

$7,715,608

See accompanying notes to consolidated financial statements.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

	Year Ended December 31, 2006	From July 26 to December 31, 2005
Net revenues:
ECM	$2,713,769	$2,321,834
ITO	1,833,052	—
HRO	164,318	25,700

Total net revenues	4,711,139	2,347,534

Operating expenses:
Cost of services	1,523,983	887,456
Selling, general and administrative	5,737,335	1,230,011
Research and development	19,491	—
Change in estimated severance liability	(223,726)	1,014,281
Share-based compensation	598,031	24,415

Total operating expenses	7,655,114	3,156,163

Operating loss	(2,943,975)	(808,629)

Other (expense) income:
Interest (expense) income, net	(366,943)	7,210
Other	10,732	899

Total other (expense) income	(356,211)	8,109

Loss from operations before income taxes	(3,300,186)	(800,520)
Income tax expense	—	—

Net loss	$(3,300,186)	$(800,520)

Basic and diluted loss per common share:
Net loss per common share	$(0.39)	$(0.12)
Weighted average shares used in computing:
Basic and diluted loss per common share	8,496,119	6,682,788

See accompanying notes to consolidated financial statements.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity and Comprehensive Loss

for the period July 26, 2005 to December 31, 2006

	Preferred Series A		Preferred Series B		Preferred Series C
							Common stock
											Accumulated other comprehensive income (loss)
	Number of shares	Par value	Number of shares	Par value	Number of shares	Par value	Number of shares	Par value	Additional paid in capital	Accumulated deficit		Total stockholders' equity	Total comprehensive loss
Balance, July 26, 2005	—	$—	—	$—	—	$—	—	$—	$—	$—	$—	$—	$—

Initial shares issued for cash	1,086,900	10,869	—	—	—	—	5,253,350	52,534	1,436,597	—	—	1,500,000	—
Acquisition of ADAPSYS entities	—	—	1,449,200	14,492	—	—	1,449,200	14,492	604,596	—	—	633,580	—
Acquisition of HRO	—	—	—	—	—	—	126,805	1,268	26,451	—	—	27,719	—
Amortization of share-based compensation	—	—	—	—	—	—	—	—	24,415	—	—	24,415	—
Stock warrants issued	—	—	—	—	—	—	—	—	25,570	—	—	25,570	—
Net loss	—	—	—	—	—	—	—	—	—	(800,520)	—	(800,520)	$(800,520)
Foreign currency translation	—	—	—	—	—	—	—	—	—	—	8,294	8,294	8,294

Comprehensive loss-July 26, to December 31, 2005	—	—	—	—	—	—	—	—	—	(800,520)	8,294		$(792,226)

Balance, December 31, 2005	1,086,900	$10,869	1,449,200	$14,492	—	$—	6,829,355	$68,294	$2,117,629	$(800,520)	$8,294	$1,419,058

        (Continued on the following page)

See accompanying notes to consolidated financial statements.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity and Comprehensive Loss

for the period July 26, 2005 to December 31, 2006 (Continuation)

	Preferred Series A		Preferred Series B		Preferred Series C
							Common stock
											Accumulated other comprehensive income (loss)
	Number of shares	Par value	Number of shares	Par value	Number of shares	Par value	Number of shares	Par value	Additional paid in capital	Accumulated deficit		Total stockholders' equity	Total comprehensive loss
Balance, December 31, 2005	1,086,900	$10,869	1,449,200	$14,492	—	$—	6,829,355	$68,294	$2,117,629	$(800,520)	$8,294	$1,419,058	—
Amortization of share-based compensation	—	—	—	—	—	—	—	—	244,553	—	—	244,553	—
Acquisition of Digica	—	—	—	—	—	—	362,300	3,623	75,574	—	—	79,197	—
Acquisition of Novus	—	—	—	—	—	—	144,920	1,449	147,384	—	—	148,833	—
Share-based compensation	344,185	3,442	—	—	—	—	—	—	350,036	—	—	353,478	—
Stock dividend	143,031	1,430	—	—	—	—	—	—	(1,430)	—	—	—	—
Conversion of officers' loans	—	—	—	—	916,667	9,167	—	—	1,530,833	—	—	1,540,000	—
Reverse merger with netGuru	—	—	—	—	—	—	1,282,820	12,828	1,293,097	—	—	1,305,925	—
Stock purchase warrants issued	—	—	—	—	—	—	—	—	779,851	—	—	779,851	—
Net loss	—	—	—	—	—	—	—	—	—	(3,300,186)	—	(3,300,186)	$(3,300,186)
Currency translation adjustment	—	—	—	—	—	—	—	—	—	—	(115,614)	(115,614)	(115,614)

Comprehensive loss for the year ended December 31, 2006							—	—	—	(3,300,186)	(115,614)		$(3,415,800)

Balance, December 31, 2006	1,574,116	$15,741	1,449,200	$14,492	916,667	$9,167	8,619,395	$86,194	$6,537,527	$(4,100,706)	$(107,320)	$2,455,095

See accompanying notes to consolidated financial statements.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Year Ended December 31, 2006	July 26, 2005 to December 31, 2005
Cash flows from operating activities:
Net loss	$(3,300,186)	$(800,520)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	160,720	14,233
Recognition of acquired customer contract cost	245,265	719,243
Bad debt expense	121,494	—
Compensation expense recognized on issuance of stock and stock options	598,031	49,985
Amortization of discount on loan	241,670	—
Gain on foreign exchange	—	(7,411)
Change in estimate—severance liability	(223,726)	—
Changes in operating assets and liabilities:
Accounts receivable	191,336	(39,853)
Prepaid expenses and other current assets	(17,910)	—
Other assets	(55,715)	(5,279)
Accounts payable and accrued expenses	279,717	192,819
Change in severance liability	(260,738)	(68,768)
Other current liabilities	10,391	—
Deferred revenues	111,165	(103,985)
Deferred gain on sale-leaseback	(49,196)	—

Net cash used in operating activities	(1,947,682)	(49,536)

Cash flows from investing activities:
Purchase of property, plant and equipment	(69,831)	(7,839)
Purchase of customer lists	—	(220,702)
Cost of investment held-for-sale—sold	—	124,663
Cash from acquired companies, net of acquisition costs paid	2,394,658	—
Cash paid for acquisition, net of cash acquired	—	(111,321)

Net cash provided by (used in) investing activities	2,324,827	(215,199)

Cash flows from financing activities:
Proceeds from issuance of preferred and common stock	—	1,500,000
Payment on note payable	—	(3,096)
Proceeds from bank debt	267,525	—
Repayment of bank debt	(1,286)
Payment of capital lease obligations	(19,778)	—
Proceeds from stockholder loans	2,340,000	—
Cash distribution to shareholders	(3,502,098)	—

Net cash (used in) provided by financing activities	(915,637)	1,496,904

Effect of exchange rate changes on cash and cash equivalents	12,520	—

Net cash (used in) provided by operations	(525,972)	1,232,169

Cash and cash equivalents, beginning of period	1,232,169	—

Cash and cash equivalents, end of period	$706,197	$1,232,169

(continued on the following page)

See accompanying notes to consolidated financial statements.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Continuation)

	Year Ended December 31, 2006	July 26, 2005 to December 31, 2005
Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$43,618	$4,145

Income taxes	$—	$—

Supplemental disclosure of non-cash investing and financing activities:
Issuance of warrants	$779,851	$25,570
Issuance of preferred A shares as compensation to officers	$353,478	$—
Issuance of preferred A shares stock dividend	$1,430	$—
Issuance of preferred C shares in partial conversion of bridge loans	$1,540,000	$—
Acquisition of equipment under capital lease	$16,804	$—
Acquisition of companies:
Net assets acquired	$8,667,358	$2,432,119
Net liabilities assumed	$4,995,585	$1,687,218
Note issued toward consideration	$1,157,052	$—
Common stock issued toward consideration	$228,030	$316,790
Preferred stock issued toward consideration	$—	$316,790

See accompanying notes to consolidated financial statements.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(1) Summary of Significant Accounting Policies

  Organization

        BPO Management Services, Inc. was incorporated in 1981 in the state of New Jersey and reincorporated in the state of Delaware in 1996 under the name Research Engineers, Inc. Effective February 18, 2000, the Company's name was changed to netGuru.com and effective February 25, 2000, to netGuru, Inc. On December 15, 2006, netGuru acquired the privately held BPO Management Services, Inc. ("Former BPOMS") in a reverse merger and changed its name to BPO Management Services, Inc., also referred to as the "Company" or "BPOMS" throughout this document. BPOMS is a provider of business process outsourcing services providing enterprise content management ("ECM") services, information technology outsourcing ("ITO") services and human resource outsourcing ("HRO") services to middle market enterprises located primarily in Canada and in the United States.

        For accounting purposes, the acquisition has been treated as a recapitalization of Former BPOMS with Former BPOMS as the acquirer. The historical financial statements prior to December 15, 2006, are those of the Former BPOMS. Since the Former BPOMS began operations on July 26, 2005, pro forma information giving effect to the acquisition, as if the acquisition took place January 1, 2005, is not practicable and therefore not presented. Loss per share for the period July 26, 2005 to December 31, 2005 ("Prior Period 2005") and all share-related data have been presented giving effect to the recapitalization resulting from the reverse merger.

  Principles of Consolidation

        The consolidated financial statements include the accounts of BPOMS and its wholly-owned subsidiaries. All significant transactions among the consolidated entities have been eliminated upon consolidation. Each of the following entities is included in consolidation beginning with the respective date of acquisition.

Inception/Acquisition Date
BPO Management Services, Inc.	Inception date: July 26, 2005
Adapsys Document Management LP	July 29, 2005
Adapsys LP	July 29, 2005
Digica, Inc.	January 1, 2006
Novus Imaging Solutions, Inc.	September 30, 2006
netGuru, Inc.	December 15, 2006

  Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(1) Summary of Significant Accounting Policies (Continued)

        The financial statements include certain amounts that are based on management's best estimates and judgments. The most significant estimates are: allocation of the purchase price in business combinations and the related valuation of identifiable intangible assets and the determination of their useful lives, valuation of goodwill arising from a business combination, allowance for uncollectible accounts receivable, estimation of useful lives of fixed assets, test for impairment of goodwill, estimation of the severance liability, valuation of stock options and warrants issued, allocation of equity unit purchase price between preferred and common share and the determination of the valuation reserves on the United States and Canadian income tax assets. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

  Fair Value of Financial Instruments

        Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value Of Financial Instruments," requires management to disclose the estimated fair value of certain assets and liabilities defined by SFAS No. 107 as financial instruments. At December 31, 2006, management believed the carrying amounts of cash and cash equivalents, receivable and payable amounts, and accrued expenses approximated fair value because of the short maturity of these financial instruments. The Company also believed that the carrying amounts of its capital lease obligations approximated their fair value, as the interest rates approximated a rate that the Company could have obtained under similar terms at the balance sheet date.

  Foreign Currency Translation

        The financial condition and results of operations of the Company's foreign subsidiaries are accounted for using the local currency as the functional currency. Assets and liabilities of the subsidiaries are translated into U.S. dollars (the reporting currency) at the exchange rate in effect at the fiscal year-end. Statements of operations accounts are translated at the average rate of exchange prevailing during the respective fiscal years. Translation adjustments arising from the use of differing exchange rates from period to period are included in accumulated other comprehensive (loss) in the consolidated statements of stockholders' equity and comprehensive loss. Gains and losses resulting from foreign currency transactions are included in operations and are not material for fiscal 2006 and for the Prior Period 2005.

  Cash and Cash Equivalents

        The Company considers all liquid investments with maturities of three months or less at the date of purchase to be cash equivalents. The Company maintains its cash balances at financial institutions that management believes possess high-credit quality. As of December 31, 2006, the Company's cash and cash equivalents were deposited primarily in six financial institutions. Although a portion of the related cash balances are federally insured, the Company maintains amounts on deposit in excess of federally insured limits.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(1) Summary of Significant Accounting Policies (Continued)

  Property, Plant and Equipment

        Property, plant and equipment are stated at cost. Depreciation is calculated using the straight-line method over the following useful lives:

Computer equipment	2-5 years
Computer software	2-3 years
Office equipment and furniture	3-10 years

        Assets subject to capital lease agreements and leasehold improvements are amortized over the lesser of the life of the asset or the term of the lease.

  Goodwill

        The Company, upon its inception, adopted the provisions of SFAS No. 142 "Goodwill and Other Intangible Assets." SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144. SFAS No. 142 required the Company to perform an assessment of whether there was an indication that goodwill was impaired as of the date of adoption.

        The Company is required to perform reviews for impairment annually, or more frequently when events occur or circumstances change that would more likely than not reduce the fair value of the net carrying amount. The evaluation of goodwill impairment involves assumptions about the fair values of assets and liabilities of each reporting unit. If these assumptions are materially different from actual outcomes, the carrying value of goodwill will be incorrect. In addition, the Company's results of operations could be materially affected by the write-down of the carrying amount of goodwill to its estimated fair value.

        The Company assessed the fair value of its three reporting units by considering their projected cash flows, using risk-adjusted discount rates and other valuation techniques and determined that there was no impairment to goodwill. As of December 31, 2006, the Company' goodwill balance was $4,083,822.

  Impairment or Disposal of Long-Lived Assets

        The Company accounts for its long-lived assets under SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. SFAS No. 144 requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(1) Summary of Significant Accounting Policies (Continued)

in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  Revenue Recognition

        The Company recognizes revenue when the following criteria are met: (1) persuasive evidence of an arrangement, such as agreements, purchase orders or written or online requests, exists; (2) delivery of the product or service has been completed and no significant obligations remain; (3) the Company's price to the buyer is fixed or determinable; and (4) collection is reasonably assured. The Company's revenues arise from the following segments: ECM solutions including collaborative software products and services and FAO, ITO services and HRO services.

        Revenue from software sales is recognized upon shipment if no significant post-contract support obligations remain outstanding and collection of the resulting receivable is reasonably assured. Customers may choose to purchase maintenance contracts that include telephone, e-mail and other methods of support, and the right to unspecified upgrades on a when-and-if available basis. Revenue from these maintenance contracts is deferred and recognized ratably over the life of the contract, usually twelve months.

        In October 1997, the Accounting Standards Executive Committee ("AcSEC") of the AICPA issued Statement of Position ("SOP") 97-2, "Software Revenue Recognition." SOP 97-2 distinguishes between significant and insignificant vendor obligations as a basis for recording revenue, with a requirement that each element of a software licensing arrangement be separately identified and accounted for based on relative fair values of each element. The Company determines the fair value of each element in multi-element transactions based on vendor-specific objective evidence ("VSOE"). VSOE for each element is based on the price charged when the same element is sold separately.

        In 1998, the AICPA issued SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions," which modifies SOP 97-2 to allow for use of the residual method of revenue recognition if certain criteria have been met. If evidence of fair value of all undelivered elements exists but evidence does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the transaction fee is recognized as revenue.

        The Company sells its collaborative software along with a maintenance package. This constitutes a multi-element arrangement. The price charged for the maintenance portion is the same as when the maintenance is sold separately. The fair values of the maintenance contracts sold in all multi-element arrangements are recognized over the terms of the maintenance contracts. The collaborative software portion is recognized when persuasive evidence of an arrangement exits, price is fixed and determinable, when delivery is complete, collection of the resulting receivable is reasonably assured and no significant obligations remain.

        Revenues from providing IT services are recognized primarily on a time and materials basis, with time at a marked-up rate and materials and other reasonable expenses at cost, once the services are completed and no significant obligations remain. Certain IT services contracts are fixed price contracts where progress toward completion is measured by mutually agreed upon pre-determined milestones for

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(1) Summary of Significant Accounting Policies (Continued)

which the Company recognizes revenue upon achieving such milestones. Fixed price IT contracts are typically for a short duration of one to nine months. The Company did not have any fixed price contracts at December 31, 2006. Fees for certain services are variable based on an objectively determinable factor such as usage. Those factors are included in the written contract such that the customer's fee is determinable. The customer's fee is negotiated at the onset of the arrangement.

  Allowance for Doubtful Accounts Receivable

        The Company sells to its customers on credit and grants credit to those who are deemed credit worthy based on its analysis of their credit history. The Company reviews its accounts receivable balances and the collectibility of these balances on a periodic basis. Based on the Company's analysis of the length of time that the balances have been outstanding, the pattern of customer payments, the Company's understanding of the general business conditions of its customers and its communications with their customers, the Company estimates the recoverability of these balances. When recoverability is uncertain, the Company records bad debt expenses and increases the allowance for accounts receivable by an amount equal to the amount estimated to be unrecoverable. If the historical data the Company uses to calculate the allowance provided for doubtful accounts does not reflect its future ability to collect outstanding receivables, additional provisions for doubtful accounts may be needed and the Company's future results of operations could be materially affected.

  Concentration of Risk

        The Company is subject to credit risk primarily through its accounts receivable balances. The Company does not require collateral for its accounts receivable balances. Two of the Company's customers accounted for 15.87% and 10.43%, respectively, of the Company's consolidated net sales in fiscal 2006.

        In Prior Period 2005, one customer accounted for approximately 74% of the Company's net sales. No other customer accounted for more than 10% of consolidated net sales.

  Deferred Revenues

        The Company defers revenues for its maintenance contracts and for its collaborative software sales that are not considered earned. The Company defers its maintenance revenues when the maintenance contracts are sold, and then recognizes the maintenance revenues over the term of the maintenance contracts. The Company defers its collaborative software sales revenues if it invoices or receives payment prior to the completion of a project, and then recognizes these revenues upon completion of the project when no significant obligations remain.

  Research and Development

        The Company's research and development ("R&D") costs consist mainly of software developers' salaries. The Company follows the provisions of SFAS No. 86 to capitalize software development costs when technological feasibility has been established and to stop capitalization when the product is available for general release to customers. The Company expenses development costs when they are related to enhancement of existing software products.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(1) Summary of Significant Accounting Policies (Continued)

  Income Taxes

        The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

  Earnings (Loss) Per Share

        Basic earnings (loss) per share ("EPS") is calculated by dividing net income (loss) by the weighted-average common shares outstanding during the period. Diluted EPS reflects the potential dilution to basic EPS that could occur upon conversion or exercise of securities, options, or other such items, to common shares using the treasury stock method and/or if converted method based upon the weighted-average fair value of the Company's common shares during the period. See Note 11 "Loss Per Share" for the computation of EPS.

  Comprehensive Income (Loss)

        The Company applies the provisions of SFAS No. 130, "Reporting Comprehensive Income," which establishes rules for the reporting and display of comprehensive income (loss) and its components. SFAS No. 130 requires changes in foreign currency translation adjustments, which are reported separately in stockholders' equity, to be included in other comprehensive income (loss).

  Share-Based Compensation

        The Company accounts for share-based compensation to employees pursuant to SFAS No.123(R), "Share Based Payment," which requires that all share-based compensation to employees, including grants of employee stock options, be recognized as expense in the Company's financial statements based on their respective grant date fair values. As SFAS No. 123(R) requires that share-based compensation expense be based on awards that are ultimately expected to vest, share based compensation for 2006 has been reduced by estimated forfeitures.

        SFAS 123(R) requires the use of a valuation model to calculate the fair value of share-based awards. The Company has elected to use the Black-Scholes-Merton option pricing model, which incorporates various assumptions including volatility, expected life, expected dividend and interest rates. As a private company, Former BPOMS did not have a history of market prices of its common stock, and as such, the Company used an estimated volatility in accordance with SAB No. 107 "Share Based Payment." In 2006, the Company used the volatility of the stock price of netGuru, BPOMS' predecessor company, adjusted to remove the effects of divestitures, cash distributions, and the reverse merger which BPOMS deems not representative of the events that would take place during expected term of the options that were valued. The expected life of awards was based on the simplified method as defined in SAB No. 107. The risk-free interest rate assumption was based on observed interest rates appropriate for the terms of the awards. The dividend yield assumption was based on the company's history and expectation of not paying any dividends in the foreseeable future. Forfeitures were

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(1) Summary of Significant Accounting Policies (Continued)

estimated at the time of grant and will be revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company uses the straight line amortization model to record expenses under this statement and recognized share-based compensation expense for the stock options granted in 2006 and Prior Period 2005 in the amounts of $244,553 and $24,415, respectively. The Company may be required to accelerate, increase or cancel any remaining unearned share-based compensation expense if there are any modifications or cancellation of the underlying unvested securities. Future share-based compensation expense and unearned share-based compensation will increase to the extent that we grant additional equity awards to employees or we assume unvested equity awards in connection with acquisitions.

        The fair value of the Company's stock options granted to employees was estimated using the following assumptions:

Expected Dividend yield	—
Expected volatility	125%
Risk-free interest rate	4.6%-5.03%
Expected option lives (in years)	7.0
Estimated forfeiture rate	7.0%

        All share-based compensation expense was recorded in selling, general and administrative expense.

  Valuation of the Company's Common Shares at the Time of Grant

        Prior to Merger, the Company granted its common stock as partial consideration for the acquisition of Digica in January 2006 and Novus Imaging Solutions, Inc., in October 2006. The fair values of these grants were determined based on recent sales of the Company's securities.

  Segment Reporting

        The Company applies the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires segments to be determined and reported based on how management measures performance and makes decisions about allocating resources. See Note 10 "Segment and Geographic Data" for a description of and disclosures regarding the Company's significant reportable segments.

  Reclassifications

        Certain reclassifications have been made to the fiscal 2005 consolidated financial statements to conform to the fiscal 2006 presentation. The primary reclassifications relate to the presentation of the three business segments and the presentation of share and per share data giving effect to the one-for-fifteen reverse merger.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(1) Summary of Significant Accounting Policies (Continued)

  Impact of Recently Issued Accounting Standards

  Accounting Changes and Error Corrections

        In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections," an amendment to Accounting Principles Bulletin Opinion ("APB") No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements." Though SFAS No. 154 carries forward the guidance in APB No.20 and SFAS No.3 with respect to accounting for changes in estimates, changes in reporting entity, and the correction of errors, SFAS No. 154 establishes new standards on accounting for changes in accounting principles, whereby all such changes must be accounted for by retrospective application to the financial statements of prior periods unless it is impracticable to do so. SFAS No. 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005, with early adoption permitted for changes and corrections made in years beginning after May 2005. We implemented SFAS No. 154 in fiscal year beginning January 1, 2006. SFAS No. 156 did not have a material impact on our financial position, results of operations or cash flows.

  Accounting for Certain Hybrid Financial Instruments

        In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments," which amends SFAS No. 133, "Accounting for Derivatives Instruments and Hedging Activities" and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS No. 155 amends SFAS No. 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instrument. SFAS No. 155 is effective for us beginning January 1, 2007. We are currently evaluating the impact this new Standard but believe that it will not have a material impact on our financial position, results of operations, or cash flows.

  Accounting for Servicing of Financial Assets

        In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets," which provides an approach to simplify efforts to obtain hedge-like (offset) accounting. This Statement amends FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," with respect to the accounting for separately recognized servicing assets and servicing liabilities. The Statement (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations; (2) requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; (3) permits an entity to choose either the amortization method or the fair value method for subsequent measurement for each class of separately recognized servicing assets or servicing liabilities; (4) permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by an entity with recognized servicing rights, provided the securities reclassified offset the entity's exposure to changes in the fair value of the servicing assets or liabilities; and (5) requires separate presentation of servicing assets and servicing

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(1) Summary of Significant Accounting Policies (Continued)

liabilities subsequently measured at fair value in the balance sheet and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 also describes the manner in which it should be initially applied. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity's fiscal years beginning after September 15, 2006, and is effective for us beginning January 1, 2007. We do not believe that SFAS No. 156 will have a material impact on its financial position, results of operations or cash flows.

  Accounting for Uncertainty in Income Taxes

        In June 2006, the FASB issued Interpretation ("FIN") 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109," which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 requires recognition of tax benefits that satisfy a greater than 50% probability threshold. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for us beginning January 1, 2007. We are is currently assessing the potential impact that adoption of FIN 48 will have on our financial position, results of operations or cash flows.

  Fair Value Measurements

        In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning January 1, 2008. We are currently assessing the potential impact that adoption of SFAS No. 157 will have on our financial position, results of operations or cash flows.

  Effects of Prior Year Misstatements When Quantifying Current Year Misstatements

        In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Current Year Misstatements." SAB No. 108 requires analysis of misstatements using both an income statement (rollover) approach and a balance sheet (iron curtain) approach in assessing materiality and provides for a one-time cumulative effect transition adjustment. SAB No. 108 is effective for our fiscal year 2007 annual financial statements. We are currently assessing the potential impact that adoption of SAB No. 108 will have on our financial position, results of operations or cash flows.

  Accounting for Defined Benefit Pension and Other Postretirment Plans

        In September 2006, the FASB issued SFAS No. 158, "Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of SFAS No. 87, 88, 106, and 132(R)." SFAS No. 158 requires the full recognition, as an asset or liability, of the overfunded or underfunded status of a company-sponsored postretirement benefit plan. SFAS No. 158 will be effective for us beginning

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(1) Summary of Significant Accounting Policies (Continued)

January 1, 2007. We are currently assessing the potential impact that adoption of SFAS No. 158 will have on our financial position, results of operations or cash flows.

  Fair Value Option for Financial Assets and Financial Liabilities

        In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." Under the provisions of SFAS 159, Companies may choose to account for eligible financial instruments, warranties and insurance contracts at fair value on a contract-by-contract basis. Changes in fair value will be recognized in earnings each reporting period. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We are required to and plan to adopt the provisions of SFAS 159 beginning in the first quarter of 2008. We are currently assessing the impact of the adoption of SFAS 159 on our financial position, results of operations or cash flows.

(2) Business Combinations

        In August 2005, the Company completed the purchase of all the voting equity interest of ADAPSYS Transaction Processing, Inc. and ADAPSYS Document Management, Inc., (the "Adapsys entities"), privately held providers of data and document management solutions by acquiring all of their outstanding capital stock for a total purchase price of $1,319,048. The Adapsys entities' results of operations have been included in the consolidated financial statements since the date of acquisition. In addition to adding the Adapsys data and document management solutions capability with its long term Canada-based customer relationships, this acquisition enabled the company to offer a high quality, cost-effective service utilizing its near shore delivery model to its US customers.

        The purchase price consisted of cash in the amount of $659,899 and preferred stock, common stock and options valued at $659,149. The value of the 2 million shares of preferred Series B stock, 2 million shares of common stock and options to purchase 168,000 common shares issued all at fair value based on the cash price paid for a comparable number of shares of Company's common stock at formation in July 2005.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(2) Business Combinations (Continued)

        The following table presents the allocation of the acquisition price, including professional fees and other related acquisition costs, to the assets acquired and liabilities assumed, based on their fair values as of the date of acquisition:

Cash and cash equivalents	$574,147
Accounts receivable	454,931
Acquired contract	964,508
Other current assets	424
Property, plant and equipment	60,888
Other assets	125,297
Goodwill	826,071

Total assets acquired	3,006,266

Note payable to bank	79,011
Accounts payable and other accrued liabilities	525,158
Estimated termination liability	1,083,049

Total liabilities assumed	1,687,218

Net assets acquired	$1,319,048

        Customer contract at December 31, 2005, represents the unrealized portion of the purchase price allocated to the customer contract. This customer contract had 6.5 months remaining when it was acquired in August 2005 and expired in February 2006. Under this agreement, the Company determined the fair value of the customer contract based upon an income approach in which an estimated gross profit margin of 60% was utilized. The gross profit estimate was based on the SIC average computer service industry gross profit margins over a 5 year period. During Prior Period 2005, the Company expensed $719,243 of this amount based on the actual revenue recognized on the contract during the period.

        The purchase price and costs associated with the Adapsys entities acquisition exceeded the Company's allocation of the fair value of net assets acquired by $826,071, which was assigned to goodwill. The $826,071 of goodwill is not expected to be deductible for United States income tax, state income tax or Canadian income tax purposes.

        In January 2006, the Company completed its acquisition of all of the outstanding equity interests of Digica, Inc. ("Digica"), a privately-held provider of information technology outsourcing services based in Branchburg, New Jersey. Under the terms of the purchase agreement, the Company paid $400,000 in cash and issued 362,300 shares of the Company's common stock in exchange for all outstanding equity of Digica.

        The fair value of the shares of the Company's common stock issued in this acquisition was determined using sales of shares of the Company's common stock and the estimated value of common

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(2) Business Combinations (Continued)

shares previously issued in other acquisitions. The following table summarizes estimated fair values of the assets acquired and liabilities assumed from Digica at the date of acquisition:

Current assets	$210,212
Property, plant and equipment	179,638
Other non current assets	33,115
Goodwill	333,689
Identifiable intangible assets	145,231

Total assets acquired	901,885

Current liabilities	377,659
Other non current liabilities	33,115
Long-term debt	11,914

Total liabilities assumed	422,688

Net assets acquired	$479,197

        Acquired identifiable intangible assets in the amount of $145,231 were assigned to customer contracts, with an estimated useful life of three years with no residual value. The purchase price and costs associated with the Digica acquisition exceeded the Company's allocation of the fair value of net assets acquired by $333,689, which was assigned to goodwill. The $333,689 assigned to goodwill is not expected to be deductible for United States income tax purposes.

        In September 2006, the Company completed its acquisition of all of the outstanding equity interests of Novus Imaging Solutions ("Novus"), a provider of document imaging, microfilming and records management solutions located in Winnipeg, Canada. As consideration for the acquisition of Novus, the Company agreed to pay the shareholders of Novus, approximately $865,234 in cash, 144,920 shares of BPOMS common stock valued at approximately $148,833. In addition, the sellers of Novus are entitled to an earnout cash payment of approximately $291,819, of which 112,238 is payable within the first 12 months after acquisition and the remainder $179,579 is payable within the second 12 months after acquisition, subject to certain conditions. The following table summarizes estimated fair values of the assets acquired and liabilities assumed from Novus at the date of acquisition:

Current assets	$342,042
Property, plant and equipment	132,710
Goodwill	996,073

Total assets acquired	1,470,825

Current liabilities	102,237

Total liabilities assumed	102,237

Net assets acquired	$1,368,588

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(2) Business Combinations (Continued)

        The purchase price and costs associated with the Novus acquisition exceeded the Company's allocation of the fair value of net assets acquired by $996,073, which was assigned to goodwill. The $996,073 assigned to goodwill is not expected to be deductible for United States income tax, state income tax or Canadian income tax purposes.

        The stock purchase agreement pursuant to which the Company acquired Novus provides for the cash portion of the purchase price to be paid upon the earlier of March 1, 2007 and the closing of a one million dollars investment in the Company by persons other than the Company's then current shareholders. If the cash portion of the purchase price is not paid when due, then the sellers of Novus will have the right to rescind their sale of Novus to the Company and to purchase for $1.00 from the Company all of the assets and liabilities of ADAPSYS' Deines business. As of December 31, 2006, the total amount payable to the sellers of Novus was approximately $1,157,052. On February 28, 2007, the sellers agreed to extend the due date of the cash payment to April 30, 2007.

        On December 15, 2006, the Company completed a reverse merger with netGuru, in which it exchanged its outstanding common and preferred shares for the outstanding common and preferred shares of netGuru. The Company consolidated netGuru's two business units, Web4, a provider of document management and enterprise collaboration technology, with the Company's document management business headquartered in Winnipeg Canada, and netGuru Systems, a provider of contract computer programming staff and solutions to corporate enterprises, with the Company's Information Technology business headquartered in Branchburg, NJ. The following table summarizes estimated fair values of the assets acquired and liabilities assumed from netGuru at the date of acquisition:

Current assets	$3,278,200
Property, plant and equipment	80,273
Other non current assets	59,706
Identifiable intangible assets	827,172
Goodwill	2,049,297

Total assets acquired	6,294,648

Current liabilities	4,421,464
Other non current liabilities	49,196

Total liabilities assumed	4,470,660

Net assets acquired	$1,823,988

        The purchase price includes the value of a 7-year stock purchase warrant that the Company issued as finder's fee for the transaction. The warrant is exercisable into 47,619 shares of the Company's common stock and was valued at $119,271 using the Black-Scholes-Merton option pricing model. A value of $827,172 was assigned to the eReview collaborative software technology as an identifiable intangible asset with an estimated useful life of five years and no residual value. Purchase price in excess of the net assets acquired in the amount of $2,049,297 was assigned to goodwill, which is not expected to be deductible for United States income tax or state income tax purposes. The allocation of purchase price is based on preliminary data and could change when final valuation is determined.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(3) Property, Plant and Equipment

        Property, plant and equipment, at cost, as of December 31, 2006 consisted of the following:

Furniture and fixtures	$43,416
Office equipment	530,661
Assets under capital lease	16,804
Leasehold improvements	20,561

611,442
Less accumulated depreciation and amortization	(101,513)

Property, plant and equipment, net	$509,929

        The Company acquired the remaining balance of deferred gain on sale and leaseback of a facility on December 15, 2006, along with the acquisition of netGuru, Inc. This deferred gain was recognized in its entirety in December 2006, when the Company terminated the lease and moved its corporate headquarters to a new location.

(4) Debt

  Long-term debt

        Long-term debt, including capital lease obligations, consisted of the following at December 31, 2006:

a.	Credit facility from Bank of Nova Scotia, secured by assets of the Company, variable annual interest rate of 7% at December 31, 2006	$256,804
b.	Operating line of credit from Bank of Nova Scotia, secured by assets of the Company, variable annual interest rate of 7.25% at December 31, 2006	47,505
c.	Loan from Business Development Bank of Canada, expiring May 21, 2010, variable annual interest rate of 11.25% at December 31, 2006	58,754
d.	Collateralized loan payable to Chrysler Financial, expiring March 2008, fixed interest rate of 13.9%	8,984
e.	Capital lease obligations maturing at dates ranging from November 30, 2009 to December 31, 2011, secured by the leased assets	181,304

	Total long-term debt before unamortized discount	553,351
Less: Unamortized discount		(9,794)

Long-term debt		543,557
	Less: current portion	(493,754)

		$49,803

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(4) Debt (Continued)

a.     Credit facility from Bank of Nova Scotia

        Adapsys LP has a credit facility with Bank of Nova Scotia. The credit facility is an operating line of credit with a maximum availability of approximately $258,000, secured by all present and future personal property of the Company and carries an annual interest rate of Canadian prime rate plus 1%, which amounted to 7% at December 31, 2006. The credit facility is subject to two covenants, the borrowing base covenant and the tangible net worth covenant. The borrowing base covenant limits the Company's operating loans not to exceed the lesser of $258,000 or the operating limit of the borrowing base, defined as an amount equivalent to 75% of the Company's certain accounts receivables less security interest or charges or specific payables which have or may have priority over the bank's security. The tangible net worth covenant requires the Company to maintain a tangible net worth in excess of approximately $429,000. Tangible net worth is defined by the bank as stockholders' equity less amounts due from related parties, investment in affiliates and intangible assets as defined by the bank. At December 31, 2006, the Company was not in compliance with the tangible net worth or the borrowing base covenants, and had an outstanding balance of approximately $ 256,804.

b.     Operating line of credit from Bank of Nova Scotia

        Adapsys Document Management LP ("ADM") has a operating line of credit with the Bank of Nova Scotia. The operating line of credit has a maximum availability of approximately $129,000, secured by all present and future personal property of the Company and carries an annual interest rate of Canadian prime rate plus 1.25% which amounted to 7.25% at December 31, 2006. The operating line is subject to two covenants, the borrowing base covenant and the tangible net worth covenant. The borrowing base covenant limits ADM's operating loans not to exceed the lesser of $129,000 or the operating limit of the borrowing base, defined as an amount equivalent to 75% of ADM's certain accounts receivables less security interest or charges or specific payables which have or may have priority over the bank's security. The tangible net worth covenant requires ADM to maintain a tangible net worth in excess of approximately $129,000. Tangible net worth is defined by the bank as stockholders' equity less amounts due from related parties, investment in affiliates and intangible assets as defined by the bank. At December 31, 2006, ADM was not in compliance with the tangible net worth covenant but was in compliance with the borrowing base covenant and had an outstanding balance of approximately $47,505 under this operating line.

c.     Term Loan from Business Development Bank of Canada

        ADM has a term loan with the Business Development Bank of Canada that expires on May 21, 2010. The interest rate on this loan is bank's floating rate plus 3.25% and monthly principal re-payments are approximately $1,433. At December 31, 2006, the annual rate of interest on this loan was 11.25% and the balance outstanding was approximately $58,754. The loan is secured by a general security agreement from ADM and joint and several personal guarantees in the amount of approximately $43,000 by two former principals of ADM who were also the Company's 5% shareholders. The Company issued a 7-year warrant to purchase 5,435 shares of the Company's common stock at an exercise price of $0.03 per share to each of these shareholders in return for their loan guarantees. The warrants, valued at approximately $11,049, were recorded as a discount to the term loan. The value of the warrants is being amortized to interest expense over the term of the loan. Unamoritzed discount at December 31, 2006 was approximately $9,794.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(4) Debt (Continued)

d.     Loan Payable to Chrysler Financial

        Digica has a loan payable to Chrysler Financial collateralized by a vehicle with a net book value of $12,000. The loan has a fixed annual interest rate of 13.9% and matures in March 2008. At December 31, 2006, the loan balance was $8,984.

e.     Capital leases

        Capital leases consist primarily of equipment leases for the U.S. entities. The Company added approximately $17,000 to capital leases in fiscal 2006.

        Long-term debt, excluding unamortized discount, and capital lease obligations mature in each of the following years ending December 31:

	Long-Term Debt	Capital Lease Obligations
2007	$325,645	$172,767
2008	17,160	7,120
2009	14,756	5,404
2010	14,486	—
2011	—	—
Thereafter	—	—

Total minimum payments	$372,047	$185,291

Less: amount representing interest		(3,987)

Present value of minimum capital lease payments		$181,304

(5) ESTIMATED SEVERANCE LIABILITY

        As part of the acquisition of the ADAPSYS entities, the Company acquired the remaining term of a contract to provide services to IATA. This contract expired in February 2006. As a result of the expiration of this contract, the Company terminated 36 employees. The Company believes that it has a termination obligation to certain of these terminated employees. The Company recorded the estimated liability as part of the allocation of the purchase price of the ADAPSYS entities in August 2005, and reduces the liability as individual prior employees and the Company reach agreement on the amount of termination payment due.

        During 2006, the Company settled with some of the terminated employees and made payments to them during the year totaling $191,324. Pursuant to the settlement agreements, the Company is required to make remaining payments to these individuals in 2007 totaling $138,752. During 2006, the Company also paid $82,941 in professional fees and benefits related to the severance liability.

        Based on the settlements reached and amount of professional and other fees incurred during 2006, the Company reduced its severance liability estimate at December 31, 2006 by $223,726. This amount is shown as a reduction to operating expense on the Company's consolidated statement of operations for

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(5) ESTIMATED SEVERANCE LIABILITY (Continued)

the year ended December 31, 2006. The Company believes that the severance liability balance of $543,291 at December 31, 2006 is sufficient to satisfy the remaining amounts due.

(6) STOCKHOLDERS' EQUITY

        In connection with the Merger, on December 15, 2006, the Company issued an aggregate 7,336,575 shares of its common stock to the holders of the common stock of Former BPOMS and 1,567,095 of its Series A preferred shares, 1,449,200 of its Series B preferred shares, and 916,666 of its Series C preferred shares to the holders of shares the respective series of preferred stock of Former BPOMS, in exchange for their shares of common and preferred stock, respectively, of Former BPOMS. For each share of the common stock of Former BPOMS, the holder thereof received 0.7246 of the Company's common shares. For each share of the Series A and Series B convertible preferred stock of Former BPOMS, the holder thereof received 0.7246 shares of the Company's preferred stock in the corresponding series. For each share of the Series C non-convertible preferred stock of Former BPOMS, the holder thereof received one share of the Company's preferred stock in the corresponding series.

        Exemption from the registration provisions of the Securities Act of 1933 for the transactions described above is claimed under Section 4(2) of the Securities Act of 1933, among others, on the basis that such transactions did not involve any public offering and the purchaser was accredited and had access to the kind of information registration would provide. Appropriate investment representations were obtained, and the securities were issued with restricted securities legends.

  Warrants

        The Company has issued warrants in the past relating to certain acquisitions, issuances of stock, financing activities and as consideration for services to the Company.

        In August 2005, the Company issued a 7-year warrant that vested upon issuance, to purchase 121,733 shares of the Company's common stock at an exercise price of $0.0345 per share. The warrant was issued towards finder's fee for the acquisition of the ADAPSYS entities and was valued at $25,570, using the Black-Scholes-Merton valuation model, with the value included in the purchase price of the ADAPSYS entities.

        In August 2006, the Company issued 7-year warrants to purchase an aggregate of 10,870 shares of the Company's common stock at an exercise price of $0.0345 per share, in consideration for guaranteeing the term loan from the Business Development Bank of Canada (see note 4C). The warrants were valued at $11,049. The value of the warrants was recorded as a discount to the term loan and is being amortized to interest expense over its term. At December 31, 2006, the unamortized balance of the discount was $9,794.

        In August 2006, September 2006, October 2006, November 2006 and December 2006, the Company issued 7-year warrants to purchase an aggregate of 60,384; 60,384; 48,307; 9,662 and 443,253 shares of the Company's common stock, respectively, at an exercise price of $0.0345 per share, pursuant to the bridge loan agreement (See Note 7). The warrants vested upon issuance. The total warrant value determined using the Black-Scholes-Merton option pricing model, a volatility of 125%, risk-free interest rates ranging from 4.16% to 5.03%, and the expected term of 7 years was $649,531.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(6) STOCKHOLDERS' EQUITY (Continued)

The warrant value has been recorded as a discount to the bridge loan and is being amortized to interest expense over the term of the bridge loan. At December 31, 2006, the unamortized loan discount was $408,843.

        In December 2006, the Company issued a 7-year warrant to purchase an aggregate of 47,619 shares of the Company's common stock, at an exercise price of $0.63 as finder's fee in the acquisition of netGuru. The warrant is exercisable into 47,619 shares of the Company's common stock and was valued at $119,271 using the Black-Scholes-Merton option pricing model, a volatility of 125%, risk-free interest rate of 5.03%, and the expected term of 7 years.

        As a result of the Merger, the Company acquired from its predecessor, netGuru, an obligation to issue shares under fully vested warrants to purchase an aggregate of 49,003 shares of the Company's common stock. The warrants were issued by netGuru in financing transactions or as compensation for services rendered by non-employees. The weighted average exercise price of these warrants is $11.95 and the warrants expire at various dates through December 23, 2009.

        The following table summarizes the fair value of warrant issuances and the assumptions used in determining fair value:

Grant date	Shares underlying under warrants	Exercise price per share	Estimated life (in years)	Volatility	Risk-free rate	Fair value of warrants (a)
August 2005	121,733	$0.03	7.0	125%	4.2%	$25,570
August 2006	71,254	$0.03	7.0	125%	4.2%	$72,430
September 2006	60,384	$0.03	7.0	125%	4.2%	$61,380
October 2006	48,307	$0.03	7.0	125%	4.2%	$49,104
November 2006	9,662	$0.03	7.0	125%	4.2%	$9,821
		0.03 to	6.0 to
December 2006	443,253	$0.63	7.0	125%	5.03%	$587,116

Total	754,593

(a)
Fair value was determined using the Black-Scholes-Merton option-pricing model.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(6) STOCKHOLDERS' EQUITY (Continued)

        The following table summarizes the warrant activity:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at July 26, 2005	—	$—
Issued	121,733	0.03
Exercised	—	—
Forfeited	—	—

Outstanding at December 31, 2005	121,733	0.03
Issued	632,860	0.08
Acquired in Merger	49,003	11.95
Exercised	—	—
Forfeited	—	—

Outstanding at December 31, 2006	803,596	$0.80	8.4	$1.34
Exercisable at December 31, 2006	803,596	$0.80	8.4	$1.34

  Stock Option Plans

        The Company has adopted the following employee stock option plans:

	Adopted	Terminates	Shares Authorized
BPO Management Services, Inc.Stock Option Plan (the "BPOMS Plan")	August 2005	August 2015	1,956,420
NetGuru, Inc. 2003 Stock Option Plan (the "2003 Plan")	December 2003	December 2013	1,000,000
NetGuru, Inc. 2000 Stock Option Plan (the "2000 Plan")	December 2000	November 2010	1,000,000
Research Engineers, Inc. 1998 Stock Option Plan (the "1998 Plan")	December 1998	November 2008	1,000,000
Research Engineers, Inc. 1997 Stock Option Plan (the "1997 Plan")	February 1997	February 2007	600,000

        Each plan provides for the granting of shares as either incentive stock options or non-qualified stock options. Options under all plans generally vest over three to four years, though the vesting periods may vary from option to option, and are exercisable subject to continued employment and other conditions. As of December 31, 2006, there were no shares available for grant under the BPOMS Plan. There were 1,000,000 shares available for grant under the 2003 Plan, 999,000 shares available for grant under the 2000 Plan, 883,000 shares available for grant under the 1998 Plan, and 377,000 shares available for grant under the 1997 Plan.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(6) STOCKHOLDERS' EQUITY (Continued)

        The following is a summary of stock option activity:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at July 26, 2005	—	$—
Issued	1,521,660	0.03
Exercised	—	—
Forfeited	—	—

Outstanding at December 31, 2005	1,521,660	0.03
Issued	434,760	0.03
Acquired in Merger*	22,570	46.13
Exercised	—	—
Forfeited	—	—

Outstanding at December 31, 2006	1,978,990	$0.56	8.8	$288,850
Exercisable at December 31, 2006	566,020	$1.87	8.7	$111,525

*
Non-employee options acquired as part of Merger.

        As a result of the Merger, the Company acquired from its predecessor, netGuru, an obligation to issue shares under fully vested non-qualified stock options to purchase an aggregate of 22,570 shares of the Company's common stock. These options were issued to non-employees for services provided to the predecessor. The weighted average exercise price of these options is $46.13 and the options expire at various dates through February 18, 2010.

        No options were exercised in fiscal 2006 or in the Prior Period 2005.

        The weighted average grant-date fair value of options granted during fiscal 2006 was $0.21.

        The Company accounts for share-based compensation to employees pursuant to SFAS No.123(R), "Share Based Payment," which requires that all share-based compensation to employees, including grants of employee stock options, be recognized as expense in the Company's financial statements based on their respective grant date fair values. As SFAS No. 123(R) requires that share-based compensation expense be based on awards that are ultimately expected to vest stock based compensation for 2006 has been reduced by estimated forfeitures.

        The Company has elected to use the Black-Scholes-Merton option pricing model to determine the fair value of the Company's stock options granted to employees. It uses the straight line amortization model to record expenses under this statement and recognized share-based compensation expense in its consolidated statements for 2006 and Prior Period 2005 in the amounts of $244,553 and $24,415, respectively. Total compensation cost related to non-vested stock option awards not yet recognized as of December 31, 2006 was $594,550, which is expected to be recognized over the weighted average period of 2.82 years. The Company may be required to accelerate, increase or cancel any remaining unearned share-based compensation expense if there are any modifications or cancellation of the underlying

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(6) STOCKHOLDERS' EQUITY (Continued)

unvested securities. Future share-based compensation expense and unearned share-based compensation will increase to the extent that we grant additional equity awards to employees or we assume unvested equity awards in connection with acquisitions.

(7) RELATED PARTY TRANSACTIONS

        On August 18, 2006, the Company entered into a bridge loan agreement with Patrick Dolan and James Cortens. Pursuant to the bridge loan agreement, Messrs. Dolan and Cortens and/or their assigns may, in their discretion, provide personal guarantees for a portion of or all of a bridge loan of up to $3,000,000 that may be arranged in favor of BPOMS. The personal guarantees are subject to the bridge loan meeting the conditions specified in the bridge loan agreement, which include but are not limited to the granting of a first lien on all the assets of BPOMS. As of December 31, 2006, the Company has drawn a total of $2,340,000 from this bridge loan facility.

        Under the terms of the bridge loan agreement, Messrs. Dolan and Cortens received seven-year warrants to purchase shares of the Company's common stock equal to one-third of the amount drawn on the bridge loan, at an exercise price of $0.03 per share (adjusted for the merger exchange ratio). In addition, BPOMS also agreed to pay Messrs. Dolan and Cortens a cash fee of 3% of the amounts drawn on the bridge loan. As of December 31, 2006, of the total $70,200 in loan fees, $21,000 has been paid and $49,200 has been accrued.

        The following table lists the bridge loans made available to the Company by Messrs. Dolan and Cortens, 3% fees on each tranche and warrants issued to them by the Company pursuant to the bridge loan agreement (See note 6):

	Date	Loan amount	3% fees	Post-merger shares issuable under warrants
Patrick Dolan	August 25, 2006	250,000	$7,500	60,384
Patrick Dolan	September 20, 2006	250,000	7,500	60,384
Patrick Dolan	October 10, 2006	200,000	6,000	48,307
Patrick Dolan	December 14, 2006	1,400,000	42,000	338,147
James Cortens	September 11, 2006	40,000	1,200	9,662
James Cortens	December 14, 2006	100,000	3,000	24,154
James Cortens	December 20, 2006	100,000	3,000	33,334

Totals		2,340,000	$70,200	574,372

        The total warrant value of $649,531 has been recorded as a discount to the bridge loan and is being amortized to interest expense over the term of the bridge loan. At December 31, 2006, the unamortized loan discount was $408,843.

        Subsequent to the Merger and pursuant to the provisions of the bridge loan agreement, Messrs. Dolan and Cortens purchased shares of Series C of BPOMS. The purchase price was $1,540,000 or the amount of additional equity required to meet the $1,500,000 capital surplus requirement. The number of shares of Series C preferred stock issued for this purchase price was equal

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(7) RELATED PARTY TRANSACTIONS (Continued)

to 916,667 shares at $1.68 per share. The per share price was the price equal to 50% of the volume weighted average closing price of netGuru common stock, using the closing prices for the five days prior to the consummation of the transaction.

        The bridge loan agreement provides that if a bridge loan is outstanding, BPOMS will not prepay any other debt of the company, other than a stockholder loan, trade payables, the existing operating capital line of credit and other specified loans and leases. In addition, BPOMS has agreed that 25% of the net proceeds from any debt or equity financing transactions will be applied to the balance of any stockholder loan and then to the balance of the bridge loan.

        Concurrently with the bridge loan agreement, BPOMS entered into a participation agreement with Patrick Dolan, James Cortens, Brian Meyer and Donald West pursuant to which BPOMS agreed that, at any time prior to the closing of the merger, Messrs. Meyer and West may choose to participate in the rights and obligations under the bridge loan agreement on a pro rata basis up to their respective proportionate stockholdings in BPOMS. In accordance with the participation agreement, when we and BPOMS signed the merger agreement, Messrs. Meyer and West each received a seven-year warrant to purchase up to 5,435 shares of the common stock of BPOMS at a purchase price of $0.03 per share in consideration for their personal guarantee of an existing loan made to ADAPSYS Document Management LP by Business Development Bank of Canada. The participation agreement also provides that if BPOMS at any time repays any portion of the bridge loan or a stockholder loan, it must also concurrently make a proportionate repayment of the existing bank loan made to ADAPSYS Document Management LP.

(8) RETIREMENT PLANS

        The Company and certain of its subsidiaries have adopted qualified cash or deferred 401(k) retirement savings plans. The domestic plan covers substantially all domestic employees who have attained age 21 and have had one year of service. Employees may contribute up to 15% of their compensation. The Company does not make matching contributions to the plan, except in one domestic subsidiary, where it matches 100% of the employee contribution up to a maximum of 4%. For the year ended December 31, 2006, the Company contributions to the plan amounted to $27,043.

(9) COMMITMENTS AND CONTINGENCIES

  Operating Leases

        The Company leases certain facilities and equipment under non-cancelable operating leases. The facility leases include options to extend the lease terms and provisions for payment of property taxes, insurance and maintenance expenses.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(9) COMMITMENTS AND CONTINGENCIES (Continued)

        At December, 2006, future minimum annual rental commitments under these lease obligations were as follows (in thousands):

Year ending December 31:
2007	$413,951
2008	257,366
2009	258,567
2010	207,270
2011	31,140
Thereafter	1,375

$1,169,670

        Rent expense was $451,425 and $81,637 for the year ended December 31, 2006 and Prior Period 2005, respectively.

  Litigation

        Morrison et al. v. Skytrack Systems, Inc. et al.    (File No. CI 06-01-47005) was filed against BPOMS, ADAPSYS, and Adapsys Transaction Processing, Inc. (formerly Skytrack Systems, Inc.) and certain affiliates of BPOMS on May 12, 2006 in the Court of Queen's Bench of Manitoba in the City of Winnipeg by a total of 28 former employees of ADAPSYS L.P., a partnership of which ADAPSYS Transaction Processing, Inc. serves as general partner. As of the date of this document the Company has reached settlements with 5 of the original 28 plaintiffs leaving 23 plaintiffs (the "Remaining Plaintiffs"). The Remaining Plaintiffs allege that their employment was terminated in February of 2006 without either reasonable notice or compensation in lieu of reasonable notice, and that the defendants acted unfairly and improperly in effecting the termination. The Remaining Plaintiffs seek unspecified damages for severance payments and lost employment benefits allegedly arising out of the termination.

        As of the date of this disclosure the Company has filed a statement of defense. On March 8, 2007, the Remaining Plaintiffs filed a Motion for summary judgment and a Motion to strike the statement of defense. The Company is contesting those Motions. In addition, in June 2006, the Company filed a Motion to have BPOMS removed as a defendant in this action on the basis that it was not the employer of the plaintiffs. That Motion was adjourned to enable the parties to negotiate a possible settlement. At the time of this disclosure, no dates have been set for hearings on these Motions.

        A separate action was filed on May 12, 2006 by two other former employees of ADAPSYS L.P., but has since been settled.

        The Company believes that ADAPSYS L.P. had a termination obligation to certain of these prior employees and recorded the estimated liability as part of the allocation of the purchase price of the ADAPSYS entities in August 2005. The liability continues to be reduced as the Company reaches agreements with the Remaining Plaintiffs regarding the amount due and believes that the $504,677 balance at December 31, 2006 of the termination liability is sufficient to satisfy the remaining amounts due. However, due to uncertainty regarding the litigation process, the outcome of each of these matters

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(9) COMMITMENTS AND CONTINGENCIES (Continued)

is unpredictable and could be unfavorable in which event we could be required to pay damages and other expenses in amounts that could adversely affect our financial condition.

  Other Litigation

        The Company is a party to various litigations arising in the normal course of business. Management believes the disposition of these matters will not have a material impact on the Company's consolidated financial condition or results of operations.

(10) INCOME TAXES

        The components of loss from continuing operations before income taxes are as follows for the years ended December 31,

	2006	2005
United States	$(2,852,476)	$—
Foreign	(447,710)	—

Total	$(3,330,186)	$—

        The (benefit) provision for taxes on income from continuing operations is comprised of the following for the years ended December 31, (in thousands):

	2006	2005
Current:
Federal	$—	$—
State	—	—
Foreign	—	—

	—	—
Deferred:
Federal	—	—
State	—	—
Foreign	—	—

	—	—

Total	$—	$—

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(10) INCOME TAXES (Continued)

        The reported (benefit) provision for taxes on income from continuing operations differs from the amount computed by applying the statutory federal income tax rate of 34% to loss before income taxes as follows for the years ended December 31, (in thousands):

	2006	2005
Income tax benefit at statutory rate	$(1,122,063)	$—
State taxes, net of federal benefits	(148,024)	—
Change in valuation allowance	996,084	—
Research and development credits	—	—
Other	274,003	—

Total	$—	$—

        The Company provides deferred income taxes for temporary differences between assets and liabilities recognized for financial reporting and income tax purposes. The tax effects of temporary differences for continuing operations at December 31 are as follows:

	2006	2005
Deferred tax assets:
Accruals and Reserves	$68,012	—
Depreciation	5,306	—
Net operating loss carryforwards	1,922,298	—
Research and development credit carryforwards	172,340	—
Other	2,156	—

Total deferred tax assets	2,170,122	—
Less: valuation allowance	(1,702,994)	—

Net deferred tax assets	467,118	—

Deferred tax liabilities:
Amortization of intangibles	(467,118)	—
Other	—	—

Total deferred tax liabilities	(467,118)	—

Net Deferred Tax Asset / Liability	$—	—

        At December 31, 2006, the Company had tax net operating loss carryforwards of approximately $4,858,462 for federal income tax purposes and $1,580,667 for state income tax purposes, and $447,710 for foreign tax purposes which expire at varying dates beginning in 2019, 2007, and 2011 respectively. Due to the "change in ownership" provisions of the Tax Reform Act of 1986, the Company's net operating loss carryforwards may be subject to an annual limitation on the utilization of these carryforwards against taxable income in future periods if a cumulative change in ownership of more than 50% occurs within any three-year period.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(10) INCOME TAXES (Continued)

        In addition to the net operating loss carryforwards, the Company has, for federal income tax purposes, approximately $138,000 of research and development credit carryforwards, which expire at varying dates beginning in 2013 and $34,000 of federal alternative minimum tax credit carryforwards which have an indefinite life.

        In assessing the realizability of the net deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends upon either the generation of future taxable income during the periods in which those temporary differences become deductible or the carryback of losses to recover income taxes previously paid during the carryback period. As of December 31, 2006, the Company had provided a valuation allowance of approximately $1,702,994 to reduce the net deferred tax assets due in part to the potential expiration of certain tax credits and net operating loss carryforwards prior to their utilization.

(11) SEGMENT AND GEOGRAPHIC DATA

        The Company is a business process outsourcing services provider. The Company's operating segments are:

  •
  ECM

  •
  ITO and

  •
  HRO

        The Company applies the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires segments to be determined and reported based on how management measures performance and makes decisions about allocating resources. The Company's management monitors unallocable expenses related to the Company's corporate activities in a separate "Corporate," which is reflected in the tables below.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(11) SEGMENT AND GEOGRAPHIC DATA (Continued)

        The significant components of worldwide operations by reportable operating segment are:

	For the year ended December 31, 2006	July 26, 2005 to December 31, 2005
Net revenues
ECM	$2,713,769	$2,321,834
ITO	1,833,052	—
HRO	164,318	25,700

Consolidated	$4,711,139	$2,347,534

Operating loss
ECM	$(650,551)	$(462,915)
ITO	(355,393)	—
HRO	(777,336)	(233,016)
Corporate	(1,160,695)	(112,698)

Consolidated	$(2,943,975)	$(808,629)

Depreciation and amortization expense
ECM	$41,787	$13,945
ITO	108,109	—
HRO	—	—
Corporate	10,824	288

Consolidated	$160,720	$14,233

        The Company's operations are based in foreign and domestic subsidiaries and branch offices in the U.S., Canada and Germany. The following are significant components of worldwide operations by geographic location:

	For the Year Ended December 31, 2006	July 26, 2005 to December 31, 2005
Net revenue
United States & Canada	$4,710,115	$2,347,534
Europe	1,024	—

Consolidated	$4,711,139	$2,347,534

Export sales
United States	$—	$—

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(11) SEGMENT AND GEOGRAPHIC DATA (Continued)

At December 31, 2006
Long-lived assets
United States	$5,829,297
Europe	25,874

Consolidated	$5,855,171

(12) LOSS PER SHARE

        Basic earnings (loss) per share ("EPS") is calculated by dividing net income (loss) by the weighted-average common shares outstanding during the period. Diluted EPS reflects the potential dilution to basic EPS that could occur upon conversion or exercise of securities, options, or other such items, to common shares using the treasury stock method based upon the weighted-average fair value of the Company's common shares during the period.

        The following table illustrates the computation of basic and diluted net loss per share for the year ended December 31, 2006 and for the Prior Period 2005:

	Year Ended December 31, 2006	July 26, 2005 to December 31, 2005
Numerator:
Net loss—numerator for basic and diluted net loss per share	$(3,300,186)	$(800,520)
Denominator:
Denominator for basic and diluted net loss per share—weighted average number of common shares outstanding during the year	8,496,119	6,682,788

Basic and diluted net loss per share	$(0.39)	$(0.12)

        Options, warrants and convertible preferred stock to purchase 4,392,932 shares outstanding at December 31, 2006 were excluded from the computation of diluted EPS because the effect would have been antidilutive. Options, warrants and their equivalents amounting to 2,716,923 were excluded from the computations of diluted loss per share for fiscal 2005 because the effect would have been antidilutive.

(13) LIQUIDITY

        The Company incurred net losses from operations of $2,943,975 and $808,629 and used cash in operations of $1,947,682 and $49,536 in 2006 and Prior Period 2005, respectively. The Company has funded its operations from the private placement of shares of its common stock and preferred stock and through the founders bridge loan facility established in August 2006. During the next twelve months, the Company anticipates raising capital necessary to grow its business and complete additional acquisitions by issuing its securities and/or debt in one or more private transactions. The Company has retained C. E. Unterberg, Towbin as its investment banker to lead this effort.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Year Ended December 31, 2006 and For the Period July 26, 2005 to December 31, 2005

(13) LIQUIDITY (Continued)

        In the event that such transaction(s) do not take place at all and/or are unreasonably delayed, the Company's future capital requirements will depend upon many factors. These factors include but are not limited to sales and marketing efforts, the development of new products and services, possible future corporate mergers or strategic acquisitions or divestitures, the progress of research and development efforts, and the status of competitive products and services. If the Company's anticipated financing transactions do not take place at all and/or are unreasonably delayed, the Company may not have adequate funds to extinguish all remaining liabilities of the Company and fund its current operations going forward.

        Although the Company expects to meet its operating capital needs by additional equity and/or debt transactions, additional draw down on the founders' bridge loan facility, and current economic resources, there can be no assurance that funds required will be available on terms acceptable to the Company, if at all. If the Company is unable to raise sufficient funds on acceptable terms, it may be not be able to complete its business plan. If equity financing is available to the Company on acceptable terms, it could result in additional dilution to the Company's existing stockholders.

        This uncertainty, recurring losses from operations, limited cash resources, and an accumulated deficit, among other factors, raised doubt about the Company's ability to continue as a going concern and led the Company's independent registered public accounting firm to include an explanatory paragraph related to the Company's ability to continue as a going concern in their report that accompanies these financial statements. Reports of independent auditors questioning a company's ability to continue as a going concern generally are viewed unfavorably by analysts and investors. This report may make it difficult for the Company to raise additional debt or equity financing to the extent needed for the Company's continued operations or for planned expansion, particularly if the Company is unable to attain and maintain profitable operations in the future. Consequently, future losses may adversely affect the Company's business, prospects, financial condition, results of operations and cash flows.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2008 AND DECEMBER 31, 2007

	2008	2007
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$2,911,367	$888,043
Restricted cash	—	922,888
Accounts receivable, net of allowance for doubtful accounts of $312,693 and $347,797, respectively	4,951,677	4,768,618
Inventory consisting of finished goods	199,537	268,160
Prepaid expenses and other current assets	656,878	417,041

Total current assets	8,719,459	7,264,750
Equipment, net of accumulated depreciation of $1,211,807 and $718,913, respectively	4,904,576	4,834,941
Goodwill	10,391,940	9,029,142
Intangible assets, net of accumulated amortization of $2,101,785 and $931,268, respectively	7,589,249	9,898,219
Other assets	443,193	38,449

	$32,048,417	$31,065,501

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net of discount of $3,219 and $3,405, respectively	$1,569,575	$812,156
Current portion of capital lease obligations	288,622	149,653
Accounts payable	2,661,326	3,540,827
Accrued expenses	2,431,074	1,927,451
Accrued interest-related party	9,366	36,672
Accrued dividend payable	840,458	379,222
Accrued dividend payable-related party	503,562	67,242
Amount due former shareholders of acquired companies	1,000,000	2,101,771
Income taxes payable	172,815	257,091
Deferred revenues	2,733,347	2,509,885
Related party notes payable	1,000,000	1,200,000
Severence obligations payable	—	72,199
Other current liabilities	290,805	—

Total current liabilities	13,500,950	13,054,169
Long-term debt, net of current portion and net of discount of $2,146 and $4,825, respectively	302,395	24,117
Capital lease obligations, net of current portion	527,083	392,942
Purchase price payable-long term	—	—
Other long-term liabilities	33,115	33,115

Total liabilities	14,363,543	13,504,343
Commitments and contingencies (Note 7)
Stockholders equity:
Convertible preferred stock, Series A, par value $.01; authorized 1,608,612 shares; 1,608,612 shares issued and outstanding, respectively	16,086	16,086
Convertible preferred stock, Series B, par value $.01; authorized 1,449,204 shares;1,449,204 shares issued and outstanding	14,492	14,492
Non-convertible preferred stock, Series C, par value $.01; authorized 21,378,000 shares; 916,667 shares issued and outstanding	9,167	9,167
Convertible preferred stock, Series D, par value $.01; authorized 1,500,000 shares; 1,427,084 and 1,458,334 shares issued and outstanding, respectively	14,271	14,583
Convertible preferred stock, Series D-2, par value $.01; authorized 1,500,000 shares; 1,312,500 and 729,167 shares issued and outstanding, respectively	13,125	7,292
Convertible preferred stock, Series F, par value $.01; authorized 1,300,000 shares; 894,942 shares issued and outstanding	8,949	—
Common stock, par value $.01; authorized 150,000,000 shares; 12,671,034 and 12,171,034 shares issued and outstanding, respectively	126,711	121,711
Additional paid-in capital	32,359,100	27,500,477
Accumulated deficit	(15,134,726)	(10,568,915)
Accumulated other comprehensive income foreign currency translation adjustments	257,699	446,265

Total stockholders' equity	17,684,874	17,561,158

	$32,048,417	$31,065,501

See accompanying notes to condensed consolidated financial statements.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

(Unaudited)

	Nine Months Ended September 30,
	2008	2007
Revenues:
Enterprise content management	$10,898,926	$5,866,997
IT outsourcing services	8,758,283	2,861,891
Human resource outsourcing servicing	1,338,992	260,188

Total revenues	20,996,201	8,989,076

Operating expenses:
Cost of services provided	10,392,030	4,436,764
Selling, general and administrative	11,761,666	6,982,541
Research and development	228,258	261,738
Depreciation and amortization	2,193,495	224,644
Share-based compensation	621,275	258,861

Total operating expenses	25,196,724	12,164,548

Loss from operations	(4,200,523)	(3,175,472)

Interest expense (income)
Related parties	80,853	89,819
Amortization of related party debt discount	—	594,029
Other (net)	173,583	76,045
Other Expense	—	(3,102)

Total interest and other expense	254,436	756,791

Loss before taxes	(4,454,959)	(3,932,263)
Income tax expense	110,852	—
Net loss	(4,565,811)	(3,932,263)

Foreign currency translation gain (loss)	(188,566)	(331,180)
Comprehensive loss	$(4,754,377)	$(4,263,443)

Basic and diluted net loss per share	$(0.36)	$(0.45)

Basic and diluted weighted average common	12,529,216	8,750,543

See accompanying notes to condensed consolidated financial statements.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

(Unaudited)

	2008	2007
Cash flows from operating activities:
Net loss	$(4,565,811)	$(3,932,263)
Adjustment to reconcile loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation	1,004,527	175,248
Amortization of intangible assets	1,188,968	153,947
Non-cash compensation expense recognized on issuance of stock options	621,275	258,861
Amortization of loan discount	—	594,031
Changes in operating assets and liabilities:
Accounts receivable	(183,058)	(1,097,353)
Inventory	68,623	(25,238)
Income tax receivable	—	250,000
Prepaid expenses and other current assets	(268,743)	(103,721)
Other assets	(375,838)	113,568
Accounts payable	(879,501)	(1,027,744)
Accrued expenses	503,623	614,748
Accrued interest-related parties	(27,306)	90,119
Accrued dividends-related parties	436,320	(69,870)
Accrued dividends	461,236	—
Amount due former shareholders of acquired companies	(215,944)	179,579
Deferred revenue	223,462	371,890
Income taxes payable	(84,276)	7,782
Payments of severence liability	(72,199)	(500,841)
Other current liabilities	290,805	—

Net cash used in operating activities	(1,873,837)	(3,947,257)

Cash flows from investing activities:
Purchase of equipment, net	(1,574,162)	(516,847)
Purchase obligation payment—Novus	—	(962,571)
Purchase obligation payment—DocuCom	—	(917,338)
Restricted deposit of purchase obligation	922,888	(922,888)
Cash paid for acquisitions, net of cash acquired	—	(2,952,429)

Net cash used in investing activities	(651,274)	(6,272,073)

Cash flows from financing activities:
Proceeds from bank loans, net	1,035,697	—
Repayment of notes issued to former shareholders	(885,827)	(317,251)
Repayment of capital lease obligations	(161,036)	(68,928)
Proceeds from related party loan	—	400,000
Repayment of notes payable	(200,000)	—
Acquisition of capital leases	434,146	435,666
Proceeds from issuance of preferred stock, net of cash paid for commissions and direct costs	5,157,996	15,737,910
Distributions to related parties	—	(240,598)
Dividends declared on preferred stock	(753,461)	—

Net cash provided by financing activities	4,627,515	15,946,799

Effect of exchange rate changes on cash and cash equivalents	(79,080)	(331,179)

Net increase in cash	2,023,324	5,396,290

Cash and cash equivalents, beginning of period	888,043	706,197

Cash and cash equivalents, end of period	$2,911,367	$6,102,487

See accompanying notes to condensed consolidated financial statements.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

(Unaudited)

	2008	2007
Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$300,050	$56,023

Income taxes	$70,465	$—

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of equipment under capital leases	$434,146	$360,090
Issuance of warrants	$—	$185,187
Series A Preferred Stock dividend	$—	$345
Issuance of Series F Preferred Stock	$8,949	$—
Acquisition of a company:
Net assets acquired	$—	$2,393,691
Net liabilities assumed	$—	$2,973,910
Common stock issued as consideration for acquisition	$—	$400,000

See accompanying notes to condensed consolidated financial statements.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008

1. Organization and Basis of Presentation

Organization

        BPO Management Services, Inc (together with its subsidiaries, the "Company" or "BPOMS") was incorporated in Delaware in 1981 and was formerly known as netGuru, Inc. ("netGuru"). On December 15, 2006, the Company merged with BPO Management Services, Inc., a Delaware corporation incorporated on July 26, 2005 ("Former BPOMS"). In that transaction, the Company's name was changed from netGuru to BPO Management Services, Inc., and the shareholders of Former BPOMS received aggregate netGuru equity comprised of 7,336,575 shares of common stock, 1,567,095 shares of Series A preferred stock, 1,449,200 shares of Series B preferred stock, and 916,666 shares of Series C preferred stock, which represented the majority of the outstanding shares after the merger. The Company is a provider of business process outsourcing services offering enterprise content management ("ECM") services, information technology outsourcing ("ITO") services and human resource outsourcing ("HRO") services to middle market enterprises located primarily in the United States and Canada.

        For accounting purposes, the acquisition has been treated as a recapitalization of Former BPOMS, prior to the merger with netGuru with Former BPOMS as the acquirer. The historical financial statements prior to December 15, 2006, are those of the Former BPOMS which began operations on July 26, 2005. All share-related data has been presented giving effect to the recapitalization resulting from the reverse merger.

Basis of Presentation

        The accompanying unaudited condensed consolidated financial statements are prepared on a consistent basis in accordance with accounting principles generally accepted in the United States (GAAP) for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals and consolidation and elimination entries) considered necessary for a fair presentation have been included. Operating results for the three and nine month periods ended September 30, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008. The interim financial statements should be read in conjunction with the Company's consolidated financial statements and related footnotes included in our Annual Report on Forms 10-KSB and 10KSB/A for the year ended December 31, 2007.

2. Summary of Significant Accounting Policies

Principles of Consolidation

        The consolidated financial statements include the accounts of BPOMS and its wholly-owned subsidiaries. All significant intercompany accounts, transactions and profits among the consolidated

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2008

2. Summary of Significant Accounting Policies (Continued)

entities have been eliminated upon consolidation. Each of the following entities is included in consolidation as of date of its inception or acquisition.

Company	Segment	Inception/Acquisition Date
BPO Management Services, Inc. (the "Company")	Corporate	Inception date: July 26, 2005
Web4 division of the Company ("Web4")	ECM	Acquired: December 15, 2006
Adapsys Document Management LP ("ADM")(1)	ECM	Acquired: July 29, 2005
Adapsys LP ("ADP")(1)	ECM	Acquired: July 29, 2005
Digica, Inc. ("Digica")(2)	ITO	Acquired: January 1, 2006
Novus Imaging Solutions, Inc. ("Novus")(1)	ECM	Acquired: September 30, 2006
NetGuru Systems, Inc. ("NGSI")	ITO	Acquired: December 15, 2006
Research Engineers, GmbH ("GmbH")	ECM	Acquired: December 15, 2006
DocuCom Imaging Solutions, Inc. ("DocuCom")(1)	ECM	Acquired: June 21, 2007
Human Resource Micro-Systems, Inc. ("HRMS")	HRO	Acquired: June 29, 2007
Blue Hill Data Services, Inc. ("Blue Hill")(2)	ITO	Acquired: October 10, 2007
BPO Management Services, Ltd. ("Ltd")(1)	ECM	Inception date: January 1, 2008

  (1)
  On January 1, 2008, ADM, ADP, Novus, and DocuCom were amalgamated into one company, BPO Management Services, Ltd.

  (2)
  Effective January 1, 2008, Digica was merged with Blue Hill

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

        The financial statements include certain amounts that are based on management's best estimates and judgments. The most significant estimates are: allocation of the purchase price in a business combination and the related valuation of identifiable intangible assets and the determination of their useful lives, valuation of goodwill arising from a business combination, the allowance for uncollectible accounts receivable, estimation of useful lives of fixed assets, test for impairment of goodwill, estimation of the severance liability, valuation of stock options and warrants issued, allocation of equity unit purchase price between preferred and common share and the determination of the valuation reserves on the United States and Canadian income tax assets. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2008

2. Summary of Significant Accounting Policies (Continued)

Fair Value of Financial Instruments

        Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value Of Financial Instruments," requires management to disclose the estimated fair value of certain assets and liabilities defined by SFAS No. 107 as financial instruments. At September 30, 2008, management believed the carrying amounts of cash and cash equivalents, receivable and payable amounts, and accrued expenses approximated fair value because of the short maturity of these financial instruments. The Company also believed that the carrying amounts of its capital lease obligations and notes payable approximated their fair value, as the interest rates approximated a rate that the Company could have obtained under similar terms at the balance sheet date.

Foreign Currency Translation

        The financial condition and results of operations of the Company's foreign subsidiaries are accounted for using the local currency as the functional currency. Assets and liabilities of the subsidiaries are translated into U.S. dollars (the reporting currency) at the exchange rate in effect at the year-end. Statements of operations accounts are translated at the average rate of exchange prevailing during the respective years. Translation adjustments arising from the use of differing exchange rates from period to period are included in accumulated other comprehensive (loss) in the consolidated statements of stockholders' equity and comprehensive loss. Gains and losses resulting from foreign currency transactions are included in operations and were not material for the nine months ended September 30, 2008 and 2007.

Cash and Cash Equivalents

        The Company considers all liquid investments with maturities of three months or less at the date of purchase to be cash equivalents. The Company maintains its cash balances at financial institutions that management believes possess high-credit quality. At September 30, 2008, the Company did not have deposits that exceeded the United States (FDIC) federal insurance limit of $250,000 per entity per bank. At September 30, 2008, the Company had no accounts on deposit that exceeded the Canadian (CDIC) insurable limit of Cdn$100,000 per entity per bank. The Canadian funds insurance is limited to Canadian currency deposits only and does provide coverage to money master high interest savings accounts (money market accounts) but all accounts are considered in the overall limitation per entity per bank.

Inventory

        Inventory consists primarily of finished goods and is stated at the lower of cost or market.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2008

2. Summary of Significant Accounting Policies (Continued)

Property and Equipment

        Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the following useful lives:

Computer equipment	2-5 years
Computer software	2-3 years
Office equipment and furniture	3-10 years
Leasehold improvements	Shorter of the life of the asset or the term of the lease

        Assets subject to capital lease agreements and leasehold improvements are amortized over the lesser of the life of the asset or the term of the lease.

Goodwill

        The Company, upon its inception, adopted the provisions of SFAS No. 142 "Goodwill and Other Intangible Assets." SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144. SFAS No. 142 required the Company to perform an assessment of whether there was an indication that goodwill was impaired as of the date of adoption.

        The Company is required to perform reviews for impairment annually, or more frequently when events occur or circumstances change that would more likely than not reduce the fair value of the net carrying amount. The evaluation of goodwill impairment involves assumptions about the fair values of assets and liabilities of each reporting unit. If these assumptions are materially different from actual outcomes, the carrying value of goodwill will be incorrect. In addition, the Company's results of operations could be materially affected by the write-down of the carrying amount of goodwill to its estimated fair value.

        In December 2007, the Company assessed the fair value of its three reporting units by considering their projected cash flows, using risk-adjusted discount rates and other valuation techniques and determined that there was no impairment to goodwill. As of September 30, 2008 and 2007, the Company's goodwill balance was $10,391,940 and $9,029,142, respectively. The Company obtained third-party valuations relating to three acquisitions during 2007, and has allocated the purchase price in accordance with those valuations.

Impairment or Disposal of Long-Lived Assets

        The Company accounts for its long-lived assets under SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2008

2. Summary of Significant Accounting Policies (Continued)

by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. SFAS No. 144 requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Revenue Recognition

        The Company recognizes revenue when the following criteria are met: (1) persuasive evidence of an arrangement, such as agreements, purchase orders or written or online requests, exists; (2) delivery of the product or service has been completed and no significant obligations remain; (3) the Company's price to the buyer is fixed or determinable; and (4) collection is reasonably assured. The Company's revenues arise from the following segments: ECM solutions including collaborative software products and services, ITO services and HRO services.

        Revenue from software sales is recognized upon shipment if no significant post-contract support obligations remain outstanding and collection of the resulting receivable is reasonably assured. Customers may choose to purchase maintenance contracts that include telephone, e-mail and other methods of support, and the right to unspecified upgrades on a when-and-if available basis. Revenue from these maintenance contracts is deferred and recognized ratably over the life of the contract, usually twelve months.

        In October 1997, the Accounting Standards Executive Committee ("AcSEC") of the AICPA issued Statement of Position ("SOP") 97-2, "Software Revenue Recognition." SOP 97-2 distinguishes between significant and insignificant vendor obligations as a basis for recording revenue, with a requirement that each element of a software licensing arrangement be separately identified and accounted for based on relative fair values of each element. The Company determines the fair value of each element in multi-element transactions based on vendor-specific objective evidence ("VSOE"). VSOE for each element is based on the price charged when the same element is sold separately.

        In 1998, the AICPA issued SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions," which modifies SOP 97-2 to allow for use of the residual method of revenue recognition if certain criteria have been met. If evidence of fair value of all undelivered elements exists but evidence does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the transaction fee is recognized as revenue.

        The Company sells its collaborative software along with a maintenance package. This constitutes a multi-element arrangement. The price charged for the maintenance portion is the same as when the maintenance is sold separately. The fair values of the maintenance contracts sold in all multi-element arrangements are recognized over the terms of the maintenance contracts. The collaborative software portion is recognized when persuasive evidence of an arrangement exits, price is fixed and

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2008

2. Summary of Significant Accounting Policies (Continued)

determinable, when delivery is complete, collection of the resulting receivable is reasonably assured and no significant obligations remain.

        Revenues from providing IT services are recognized primarily on a time and materials basis, with time at a marked-up rate and materials and other reasonable expenses at cost, once the services are completed and no significant obligations remain. Certain IT services contracts are fixed price contracts where progress toward completion is measured by mutually agreed upon pre-determined milestones for which the Company recognizes revenue upon achieving such milestones. Fixed price IT contracts are typically for a short duration of one to twelve months. Service contracts are also for periods of up to twelve months. The Company did not have any fixed price contracts at September 30, 2008. Fees for certain services are variable based on an objectively determinable factor such as usage. Those factors are included in the written contract such that the customer's fee is determinable. The customer's fee is negotiated at the onset of the arrangement.

Allowance for Doubtful Accounts

        The Company sells to its customers on credit and grants credit to those who are deemed credit worthy based on its analysis of their credit history. The Company reviews its accounts receivable balances and the collectibility of these balances on a periodic basis. Based on the Company's analysis of the length of time that the balances have been outstanding, the pattern of customer payments, the Company's understanding of the general business conditions of its customers and its communications with its customers, the Company estimates the recoverability of these balances. When recoverability is uncertain, the Company records bad debt expenses and increases the allowance for accounts receivable by an amount equal to the amount estimated to be unrecoverable. If the historical data the Company uses to calculate the allowance provided for doubtful accounts does not reflect its future ability to collect outstanding receivables, additional provisions for doubtful accounts may be needed and the Company's future results of operations could be materially affected.

Concentration of Risk

        The Company is subject to credit risk primarily through its accounts receivable balances. The Company does not require collateral for its accounts receivable balances. For the nine months ended September 30, 2008 and 2007, no single customer accounted for 10% of the Company's consolidated net sales.

        DocuCom purchases the majority of the services it sells from one vendor. During the nine months ended September 30, 2008 and 2007, DocuCom purchased approximately $2,893,756 and $2,517,320, respectively, of services from that vendor.

Deferred Revenues

        The Company defers revenues for its maintenance contracts and for its collaborative software sales that are not considered earned. The Company recognizes revenues and selling costs when the maintenance contracts are sold, and provides for contract cancellations based on historical experience. The Company defers its collaborative software sales revenues if it invoices or receives payment prior to

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2008

2. Summary of Significant Accounting Policies (Continued)

the completion of a project, and then recognizes these revenues upon completion of the project when no significant obligations remain.

Research and Development

        The Company's research and development ("R&D") costs consist mainly of software developers' salaries. The Company follows the provisions of SFAS No. 86 to capitalize software development costs when technological feasibility has been established and to stop capitalization when the product is available for general release to customers. The Company expenses development costs when they are related to enhancement of existing software products. The Company capitalized software development costs of approximately $142,741 and $0 during the three months ended September 30, 2008 and 2007, respectively, and approximately $380,341 and $0, during the nine months ended September 30, 2008 and 2007, respectively.

Income Taxes

        The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Comprehensive Income (Loss)

        The Company applies the provisions of SFAS No. 130, "Reporting Comprehensive Income," which establishes rules for the reporting and display of comprehensive income (loss) and its components. SFAS No. 130 requires changes in foreign currency translation adjustments, which are reported separately in stockholders' equity, to be included in other comprehensive income (loss).

Share-Based Compensation

        The Company accounts for share-based compensation to employees pursuant to SFAS No. 123(R), "Share Based Payment," which requires that all share-based compensation to employees, including grants of employee stock options, be recognized as expense in the Company's financial statements based on their respective grant date fair values. As SFAS No. 123(R) requires that share-based compensation expense be based on awards that are ultimately expected to vest, share based compensation has been reduced by estimated forfeitures.

        SFAS 123(R) requires the use of a valuation model to calculate the fair value of share-based awards. The Company has elected to use the Black-Scholes-Merton option pricing model, which incorporates various assumptions including volatility, expected life, expected dividend and interest rates. As a private company, Former BPOMS did not have a history of market prices of its common stock, and as such, the Company used an estimated volatility in accordance with SAB No. 107 "Share Based

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2008

2. Summary of Significant Accounting Policies (Continued)

Payment." The Company used the volatility of the stock price of netGuru, BPOMS' predecessor company, adjusted to remove the effects of divestitures, cash distributions, and the reverse merger which BPOMS deems not representative of the events that would take place during expected term of the options that were valued. The expected life of awards was based on the simplified method as defined in SAB No. 107. The risk-free interest rate assumption was based on observed interest rates appropriate for the terms of the awards. The dividend yield assumption was based on the Company's history and expectation of not paying any dividends in the foreseeable future. Forfeitures were estimated at the time of grant and will be revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company uses the straight line amortization model to record expenses under this statement and recognized share-based compensation expense for the stock options granted during the three months ended September 30, 2008 and 2007 in the amounts of $207,091 and $112,118, respectively, and $621,275 and $258,861 during the nine months ended September 30, 2008 and 2007, respectively. The Company may be required to accelerate, increase or cancel any remaining unearned share-based compensation expense if there are any modifications or cancellation of the underlying unvested securities. Future share-based compensation expense and unearned share-based compensation will increase to the extent that we grant additional equity awards to employees or we assume unvested equity awards in connection with acquisitions.

        The fair value of the Company's stock options granted to employees was estimated using the following assumptions:

Expected Dividend yield	—
Expected volatility	123%-125%
Risk-free interest rate	3.87%-5.03%
Expected option lives (in years)	4.0-10.0
Estimated forfeiture rate	7.0%

Valuation of The Company's Common Shares at The Time of Grant

        During 2007, the Company issued shares of its common stock as partial consideration for the acquisition of HRMS in September 2007 and Blue Hill in October 2007. Prior to the merger of Former BPOMS and netGuru, Former BPOMS issued shares of its common stock as partial consideration for the acquisition of Digica in January 2006 and Novus Imaging Solutions, Inc., in October 2006. The fair values of these grants were determined based on recent sales of Former BPOMS' securities at the time of the acquisitions.

Segment Reporting

        The Company applies the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires segments to be determined and reported based on how management measures performance and makes decisions about allocating resources. See Note 6 "Segment and Geographic Data" for a description of and disclosures regarding the Company's significant reportable segments.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2008

2. Summary of Significant Accounting Policies (Continued)

Reclassifications

        Certain reclassifications have been made to the three and nine months ended September 30, 2007 condensed consolidated financial statements to conform to the three and nine months ended September 30, 2008.

Retirement Plans

        The Company and certain of its United States subsidiaries have qualified cash or deferred 401(k) retirement savings plans. The plans cover substantially all United States employees who have attained age 21 and have one year of service. Employees may contribute up to 15% of their compensation. The Company does not make matching contributions to the plan, except in one subsidiary, where it matches 100% of the employee contribution up to a maximum of 4% of the employee's salary. Certain of its Canadian subsidiaries have defined contribution pension plans whereby after a qualification period the Company contributes an amount which varies from 2% to 8% of the employees annual earnings. For the three months ended September 30, 2008 and 2007, the Company contributions to the plans amounted to $42,147 and $12,620, respectively, and $135,424 and $33,303 for the nine months ended September 30, 2008 and 2007, respectively.

Basic and Diluted Loss Per Share

        In accordance with FASB Statement No. 128, Earnings Per Share, we calculate basic and diluted net loss per share using the weighted average number of common shares outstanding during the periods presented and adjust the amount of net loss, used in this calculation, for preferred stock dividends declared during the period.

        We incurred a net loss in each period presented, and as such, did not include the effect of potentially dilutive common stock equivalents in the diluted net loss per share calculation, as their effect would be anti-dilutive for all periods. Potentially dilutive common stock equivalents would include the common stock issuable upon the conversion of preferred stock and the exercise of warrants and stock options that have conversion or exercise prices below the market value of our common stock at the measurement date. As of September 30, 2008 and 2007, all potentially dilutive common stock equivalents amounted to 101,679,249 and 133,315,111 shares, respectively.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2008

2. Summary of Significant Accounting Policies (Continued)

        The following table illustrates the computation of basic and diluted net loss per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Numerator:
Net loss	$(1,862,406)	$(1,278,777)	$(4,565,811)	$(3,932,263)
Less:
Preferred dividends paid in stock	—	—	—	34,496

Loss and numerator used in computing basis and diluted loss per share	$(1,862,406)	$(1,278,777)	$(4,565,811)	$(3,966,759)

Denominator:
Denominator for basic and diluted net loss per share—weighted average number of common shares outstanding	12,671,034	9,004,368	12,529,216	8,750,543

Basic and diluted net loss per share	$(0.15)	$(0.14)	$(0.36)	$(0.45)

        The following table sets forth potential shares of common stock that are not included in the diluted net loss per share because to do so would be antidilutive since the company reported net losses in all the reporting periods:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Options to purchase shares of common stock	5,002,954	2,487,002	5,002,954	2,487,002
Warrants to purchase shares of common stock	27,411,590	98,436,953	27,411,590	98,436,953
Shares of convertible preferred stock—Series A	1,608,612	1,608,612	1,608,612	1,608,612
Shares of convertible preferred stock—Series B	1,449,204	1,449,200	1,449,204	1,449,200
Shares of convertible preferred stock—Series D	22,833,341	23,333,344	22,833,341	23,333,344
Shares of convertible preferred stock—Series D-2	20,999,998	6,000,000	20,999,998	6,000,000
Shares of convertible preferred stock—Series F	22,373,550	—	22,373,550	—

Total	101,679,249	133,315,111	101,679,249	133,315,111

Impact of Recently Issued Accounting Standards

        In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," which defines fair value, establishes a framework for measuring fair value under GAAP and expands required disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for years beginning after November 15, 2007, and for interim periods within those years. The Company adopted SFAS No. 157 as of January 1, 2008 and the adoption did not have a material impact on the consolidated financial statements or results of operations of the Company.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2008

2. Summary of Significant Accounting Policies (Continued)

        In February 2008, the FASB issued FASB Staff Position ("FSP") 157-1 to exclude SFAS No. 13, Accounting for Leases, and its related interpretive accounting pronouncements that address leasing transactions, from the scope of SFAS No. 157. In February 2008, the FASB issued FSP 157-2, Effective Date of FASB Statement No. 157, that would permit a one-year deferral period in applying the measurement provisions of SFAS No. 157 to non-financial assets and non-financial liabilities (non-financial items) that are not recognized or disclosed at fair value in an entity's financial statements on a recurring basis (at least annually). Therefore, if the change in fair value of a non-financial item is not required to be recognized or disclosed in the financial statements on an annual basis or more frequently, the effective date of application of SFAS No. 157 to that item is deferred until years beginning after November 15, 2008 and interim periods within those years. The Company is currently evaluating the impact, if any, that the adoption of FSP 157-2 will have on the Company's consolidated financial condition and results of operations.

        In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities ("SFAS 159"). SFAS 159 permits an entity to irrevocably elect fair value on a contract-by-contract basis as the initial and subsequent measurement attribute for many financial assets and liabilities and certain other items including insurance contracts. Entities electing the fair value option would be required to recognize changes in fair value in earnings and to expense upfront cost and fees associated with the item for which the fair value option is elected. The adoption of SFAS 159 did not have a material impact on the Company's statements of financial position, results of operations or cash flows.

        On March 19, 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities. SFAS 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. The application of SFAS 161 is required for fiscal years and interim periods beginning after November 15, 2008. The Company does not expect the adoption of SFAS 161 to have a material impact on its statements of financial position, results of operations or cash flows.

        In March 2007, the Emerging Issues Task Force ("EITF") issued a tentative conclusion on EITF 07-03, "Accounting for Advance Payments for Goods or Services to Be Used in Future Research and Development "and the FASB ratified the tentative conclusion. EITF 07-03 addresses the diversity which exists with respect to the accounting for the non-refundable portion of a payment made by a research and development entity for future research and development activities. Under this conclusion, an entity would defer and capitalize non-refundable advance payments made for research and development activities until the related goods are delivered or the related services are performed. EITF 07-03 is effective for interim or annual reporting periods in fiscal years beginning after December 15, 2007. The Company does not expect the adoption of EITF 07-03 to have a material impact on its statements of financial position, results of operations and cash flows.

3. Business Combinations

        On June 21, 2007, the Company purchased 100% of the issued and outstanding capital stock of DocuCom for a total purchase price of Cdn$2,761,097 (approximately US$2.58 million). The DocuCom results of operations have been included in the consolidated financial statements since the date of

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2008

3. Business Combinations (Continued)

acquisition. In addition to adding the DocuCom data and document management solutions capability with its long term Canada-based customer relationships, the acquisition enhanced the Company's ability to offer high quality, cost-effective service utilizing its near shore delivery model to its US customers.

        The purchase price consisted of cash in the amount of Cdn$961,097 (approximately US$910,000), at closing on June 21, 2007. The purchase agreement also provided that the Company pay the selling shareholders Cdn$900,000 (approximately US$840,000) three months after closing and Cdn$900,000 (approximately US$840,000) nine months after closing. At September 30, 2008, all such amounts have been paid.

        On June 29, 2007, the Company purchased 100% of the issued and outstanding capital stock of HRMS. The aggregate purchase price was $2,000,000, of which amount the Company paid the selling shareholders $1,600,000 and issued them 384,968 shares of the Company's restricted common stock valued at $400,000 (based upon the volume-weighted average closing bid price of the common stock during the ten consecutive trading days immediately preceding the closing).

        The HRMS product delivers customizable software solutions for domestic and global mid-market organizations seeking to optimize their human resources service delivery and is being integrated with the Company's existing human resources outsourcing services based in San Francisco, California in order to broaden the Company's HRO offering to its customers.

        Through a Stock Purchase Agreement, entered into as of October 10, 2007, we purchased the issued and outstanding capital stock of Blue Hill, a privately-held data center outsourcing services company, based in Pearl River, New York. Blue Hill is a full-service data center outsourcing provider with customers located throughout the United States representing a wide range of industries. The operations of Digica, Inc. have been merged with those of Blue Hill and it is our intention that our remaining Information Technology Outsourcing business unit will be combined with Blue Hill's operations to create additional capability for both new and existing customers and generate additional economic efficiencies. At or about the closing date, we transferred approximately $11 million of value, as follows: (i) cash payments to the selling stockholders of approximately $6.6 million; (ii) our 15-month promissory note in the initial principal amount of $1 million, subject to offset in our favor with respect to any claims for indemnity by us under the terms of the Stock Purchase Agreement; (iii) cash payment through Blue Hill in the amount of approximately $1.4 million to its former stockholder; and (iv) 2,666,666 shares of our restricted common stock valued at approximately $1.8 million (based upon the volume-weighted average closing bid price of our common stock during the ten consecutive trading days immediately preceding the closing). The promissory note bears interest from and after January 1, 2009, at the rate of 9% per annum and is "secured" by a document to be held in escrow, styled as a confession of judgment. The principal of the note, less any offsets, is, at the selling stockholders' option, convertible into restricted shares of our common stock, the number of which is to be calculated in the same manner as the shares issued at closing were calculated.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2008

3. Business Combinations (Continued)

        The following table presents the allocation of the acquisition price, including professional fees and other related acquisition costs, to the assets acquired and liabilities assumed, based on their fair values as of the date of acquisition for the three acquisitions during 2007:

	DocuCom	HRMS	Blue Hill
Cash and cash equivalents	$—	$15,702	$38,061
Accounts receivable	1,579,611	252,008	941,341
Acquired contracts	—	—	—
Other current assets	172,888	8,876	242,070
Property, plant and equipment	204,419	302,611	3,297,991
Goodwill	1,462,693	1,558,268	2,397,891
Identifiable intangible assets	2,300,000	500,000	5,800,000

Total assets acquired	5,719,611	2,637,465	12,717,354

Debt payable to bank	420,610	—	977,715
Accounts payable and other accrued liabilities	2,247,173	477,525	2,147,880
Estimated termination liability	—	—	—

Total liabilities assumed	2,667,783	477,525	3,125,595

Net assets acquired	$3,051,828	$2,159,940	$9,591,759

        Acquired identifiable intangible assets of DocuCom, HRMS and Blue Hill in the amount of $2,300,000, $500,000 and $5,800,000, respectively, were assigned to customer contracts and non-compete agreements. The purchase price and costs associated with the DocuCom, HRMS and Blue Hill acquisitions exceeded the Company's allocation of the fair value of net assets acquired by $1,462,693, $1,558,268 and $2,397,891, respectively, which was assigned to goodwill. The Company has obtained third-party valuations of the net assets and the allocation of the purchase price for these three acquisitions. The amount assigned to goodwill is not expected to be deductible for United States income tax, state income tax or Canadian income tax purposes.

        The following unaudited pro forma financial information presents the combined results of operations of the Company, DocuCom, HRMS and Blue Hill for the nine months ended September 30, 2007 as if the acquisitions had occurred on January 1, 2007.

        Unaudited Pro Forma Statement of Operations For the Nine Months Ended September 30, 2007:

	BPOMS	DocuCom	HRMS	Blue Hill	Pro Forma
Revenues	$6,023,334	$8,936,243	$795,930	$5,744,953	$21,500,460
Net Income (Loss)	$(3,939,297)	$115,748	$(399,250)	$224,260	$(3,998,539)

Basic and diluted loss per common share	$(0.47)	$—	$(1.04)	$0.08	$(0.35)

Basic and diluted weighted average common shares outstanding	8,365,575	—	384,968	2,666,666	11,417,209

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2008

4. Debt

Short-Term Related Party Debt

        Short-term related party debt consisted of the following at September 30, 2008 and December 31, 2007:

	2008	2007
Notes payable to two officers, who are also significant shareholders, secured by all assets of the Company, bearing an annual interest rate of 9%	$1,000,000	$1,200,000

        Long-term debt, including capital lease obligations, consisted of the following at September 30, 2008 and December 31, 2007:

		2008	2007
a.	Credit facility from Royal Bank of Canada, stated interest at a floating rate plus 1.05%, (totaling 5.55% and 7.05% at September 30, 2008 and December 31, 2007, respectively) secured by assets of the Company	$1,353,858	$795,132
b.	Loan from Business Development Bank of Canada, stated interest at a floating rate plus 3.25%, (totaling 10.00% and 11.25% at September 30, 2008 and December 31, 2007, respectively), secured by assets and personal guarantees of the Company, expiring May 21, 2010	32,185	49,371
c.	Credit facility from Comerica Bank, stated interest at the Comerica Bank prime rate plus 1.00% ranging to 1.25% (totaling 6.00%, 6.25% and 6.00% for the operating line, term loan and equipment loan, respectively, at September 30, 2008), secured by assets and guaranty of the Company	491,292	—
d.	Capital lease obligations maturing at dates ranging from November 30, 2009 to December 31, 2011, secured by the leased assets	934,689	655,522

	Total long-term debt before unamortized discount and inputed interest	2,812,024	1,500,025
	Less: Imputed interest and unamortized discount	(124,349)	(121,157)

	Long-term debt	2,687,675	1,378,868
	Less: current portion	1,858,197	961,809

		$829,478	$417,059

Related Party Notes Payable

        In August 2006 the Company entered into an agreement with two individuals who are officers, directors, and significant shareholders for a bridge loan not to exceed $3,000,000. From the inception of that agreement through January 30, 2007 a total of $2,740,000 was advanced to the Company. Under the loan agreement principal and accrued and unpaid interest were due and payable April 30, 2007. The loan agreement is unsecured. The unpaid principal of $1,000,000 and accrued and unpaid interest

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2008

4. Debt (Continued)

of $9,366 as of September 30, 2008 are due and payable on demand. The amount due under the loan agreement has both a face and stated value of $1,000,000 as of September 30, 2008. The stated fixed interest rate is 9.00% per annum.

        Common share purchase warrants (collectively the Warrants) to purchase shares of the Company's common stock, at an exercise price of $0.035 per share that are exercisable on issuance were granted in conjunction with the loan agreement. The total funds borrowed from the related parties amounted to $2,740,000. The Warrants are exercisable for 707,704 shares of common stock. The Warrants, which expire seven years after issuance, were assigned a value of $834,717, estimated using the Black-Scholes-Merton valuation model. The following assumptions were used to determine the fair value of the Warrants: a term of seven years, risk-free rate range of 4.16%–5.03%, volatility of 125%, and dividend yield of zero. In accordance with EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, the values assigned to the Warrants was allocated based on their relative fair values. The discount on the loan agreement for the Warrants was accreted to interest expense, using the effective interest method, over the initial term of the loan agreement (original loan agreement due date was April 30, 2007) Total interest expense relating to the accretion of the Warrants discount was fully recognized as of April 30, 2007.

        The loan agreement provided that if the Company required additional equity in order to meet certain surplus requirements needed to accomplish the reverse merger with netGuru, it could offer the related parties the opportunity to convert a portion of the outstanding loan agreement amount then payable at an aggregate conversion price equal to 50% of the fair value of the common stock at the adjusted closing market price on the day immediately preceding the conversion of the loan agreement amounts. A total of $1,540,000 was converted into 916,667 shares of the Company's Series C preferred stock in December 2006 (conversion price of $1.68 per share of Series C preferred stock is based on an adjusted closing price of the common stock on the day immediately preceding the conversion of $3.36). The Company incurred an $82,200 loan fee of 3% of the total amount borrowed under the loan agreement which was paid to the related parties.

        Under the loan agreement, the Company was required to pay an amount equal to not less than 25% of the net proceeds it received from all subsequent debt and equity financings towards the retirement of the then outstanding principal and accrued and unpaid interest (Note 5). Any unwaived failure by the Company to make any such payment would constitute a material breach of the loan agreement. In connection with the consummation of the Series D preferred stock equity financing on June 13, 2007, the two individuals waived this loan agreement covenant. The waiver related solely to the Series D preferred stock financing.

Credit Facility from the Royal Bank of Canada

        BPO Management Services, Ltd ("Ltd") has a revolving operating line with the Royal Bank of Canada with a maximum availability of Cdn $1,750,000 and carries an annual interest rate equal to the Royal Bank of Canada prime rate plus 1.05%, which amounted to 5.55% at September 30, 2008. The credit facility is secured by a general security agreement signed by Ltd., as well as a postponement and assignment of claim from the Company. The borrowing limit on the credit facility is 75% of the eligible accounts receivable of Ltd. At September 30, 2008 and December 31, 2007, Ltd had an outstanding balance of approximately $1,353,858 and $795,132, respectively on this credit facility.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2008

4. Debt (Continued)

Term Loan from Business Development Bank of Canada

        Ltd has a term loan with the Business Development Bank of Canada that expires on May 21, 2010. The interest rate on this loan is bank's floating rate plus 3.25% and monthly principal re-payments are approximately $1,600. At September 30, 2008, the annual rate of interest on this loan was 10.0% and the balance outstanding was approximately $32,185. The loan is secured by a general security agreement from Ltd and joint and personal guarantees in the amount of approximately $43,000 by two former principals of ADM who were also the Company's 5% shareholders. The Company issued a 7-year warrant to purchase 5,435 shares of the Company's common stock at an exercise price of $0.03 per share to each of these shareholders in return for their loan guarantees. The warrants, valued at approximately $11,049, were recorded as a discount to the term loan. The value of the warrants is being amortized to interest expense over the term of the loan. Unamortized discount at September 30, 2008 and December 31, 2007 was approximately $5,365 and $8,980, respectively.

Credit Facility from Comerica Bank

        During the first quarter of 2008, Blue Hill obtained a credit facility from Comerica Bank which includes a revolving operating line limited to the lesser of the $1,000,000 maximum availability or 80% of eligible accounts receivable and carries an annual interest rate of the Comerica Bank prime rate plus 1.0%, which amounted to 6.0% at September 30, 2008, a $500,000 term loan amortized over a four year period and bearing interest at the Comerica Bank prime rate plus 1.25%, which amounted to 6.25% at September 30, 2008 and a specific advance facility for equipment purchases to a maximum of $500,000 bearing interest at the Comerica Bank prime rate plus 1.25%, which amounted to 6.0% at September 30, 2008. The loans are supported by a general security interest in all the assets of Blue Hill and the operating facility is also supported by the guaranty of BPOMS and the subordination of loans of a minimum of $1,400,000, payable by Blue Hill to BPOMS, to Comerica Bank. At September 30, 2008 Blue Hill had an outstanding balance of $23,480 under the operating line, $416,667 under the term loan, and $51,145 under the equipment loan. Interest expense for the three month period ended September 30, 2008 and nine month period ended September 30, 2008 amounted to $9,310 and $40,326, respectively.

Capital Leases

        Capital leases consist primarily of equipment leases for the U.S. entities. The Company added approximately $53,985 and $75,576 for the three months ended September 30, 2008 and 2007, respectively, and approximately $434,146 and $435,666 to capital leases during the nine months ended September 30, 2008 and 2007, respectively.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2008

4. Debt (Continued)

        Long-term debt, excluding unamortized discount, and capital lease obligations mature in each of the following years ending September 30:

	Long-Term Debt	Capital Lease Obligations
2009	$1,569,575	$354,424
2010	135,728	307,350
2011	125,000	239,073
2012	41,667	33,842
2013	—	—
Thereafter	—	—

Total minimum payments	$1,871,970	$934,689
Less: amount representing interest		(118,984)

Present value of minimum capital lease payments		$815,705

5. Capital Stock

        In January 2006 the Company issued 362,300 common shares as part of the purchase consideration for Digica, Inc.

        In September 2006 the Company issued 144,920 common shares as part of the purchase consideration for Novus Imaging Solutions, Inc.

        In December 2006 the Company issued 916,666 shares of Series C Preferred Stock to two individuals that are officers and significant shareholders for $1,540,000.

        In December 2006 the Company issued 1,282,820 common shares in exchange for the shares of NetGuru, Inc. in the reverse merger transaction.

        In June 2007 the Company issued 384,968 common shares as part of the purchase consideration for Human Resource Micro-Systems, Inc.

        In October 2007, the Company issued 2,666,666 common shares as part of the purchase consideration for Blue Hill Data Services, Inc.

        In June 2007 the Company privately placed shares of Series D Preferred Stock and various warrants to purchase shares of common stock and Series D-2 Preferred Stock to a limited number of institutional investors for gross proceeds of approximately $14,000,000. The shares of Series D Convertible Preferred Stock are convertible into approximately 23.3 million shares of our common stock. The three-year Series A Warrants (initial exercise price of $.90 per share) are exercisable for the purchase of up to approximately 11.7 million shares of our common stock. The five-year Series B Warrants (initial exercise price of $1.25 per share) are exercisable for the purchase of up to approximately 23.3 million shares of common stock. If exercised in full, the aggregate Series A Warrant and Series B Warrant proceeds will be approximately $40 million.

        The investors were also granted a one-year option (in the form of Series J Warrants) to purchase up to $21 million of Series D-2 Preferred Stock, which is convertible into approximately 23.3 million

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2008

5. Capital Stock (Continued)

shares of common stock. At the closing and in connection with such option, the Company granted the investors three-year Series C Warrants (initial exercise price of $1.35 per share), which are exercisable for the purchase of up to approximately 11.7 million shares of common stock, and five-year Series D Warrants (initial exercise price of $1.87 per share), which are exercisable for the purchase of up to approximately 23.3 million shares of common stock. The Series C Warrants and the Series D Warrants vest only upon the exercise of the Series J Warrants. If exercised in full at their initial exercise prices, the aggregate Series C Warrant and Series D Warrant proceeds would be approximately $60 million.

        Through amendments to each of the Series J Warrants issued to the investors who purchased shares of the Company's Series D Preferred Stock on June 13, 2007 (which Series J Warrants were issued in connection with such share purchases), the Company voluntarily reduced the per-share warrant exercise price payable upon exercise of its Series J Warrant from $14.40 to $9.60, effective only for exercises thereof during the period between September 28, 2007 and October 10, 2007. This reduced warrant exercise price only applied for up to seventy-five percent (75%) of the Series J Warrants then held by each investor and the original exercise price of $14.40 per share was automatically re-applied to any Series J Warrants not exercised at the reduced price.

        The Company also amended each of the Series C Warrants to purchase shares of common stock and Series D Warrants to purchase shares of common stock, all of which were also issued in connection with the purchases of the Series D Convertible Preferred Stock on June 13, 2007, to provide that, in the event that an investor exercised any portion of the Series J Warrants at the reduced exercise price, the per-share warrant exercise price payable upon exercise of its Series C Warrant was reduced from $1.35 to $0.01 and the per-share warrant exercise price payable upon exercise of its Series D Warrant was reduced from $1.87 to $1.10 for the same percentage of the investor's Series C Warrants and Series D Warrants as the percentage of Series J Warrants then exercised by such investor during the reduced warrant price period. Any applicable reduced warrant exercise price for the Series C Warrants and Series D Warrants applies for the remainder of their respective terms.

        In March 2008, an investor converted 31,250 shares of their Series D Preferred Stock into 500,000 shares of the Company's common stock.

        Through amendments to each of the Series J Warrants issued to the seven institutional investors who purchased shares of the Series D Preferred Stock on June 13, 2007 (which Series J Warrants were issued in connection with such share purchases), the Company voluntarily reduced the per-share warrant exercise price payable upon exercise by any such investor of its Series J Warrant from $14.40 to $9.60, effective only for exercises thereof during the period between March 24, 2008 and April 18, 2008, which period the board of directors subsequently extended to April 25, 2008 (the "Reduced Warrant Price Period"). This reduced warrant exercise price applied for all remaining, unexercised Series J Warrants then held by each such institutional investor, and the original exercise price of $14.40 per share automatically re-applies to any Series J Warrants not exercised at the reduced price during the Reduced Warrant Price Period. These amendments were made because the Company determined that the Company would provide another enhanced opportunity to obtain financing from these seven institutional investors.

        The Company also amended each of the Series C Warrants and Series D Warrants, all of which were also issued in connection with such purchases of the Series D Preferred Stock on June 13, 2007 to

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2008

5. Capital Stock (Continued)

these seven institutional investors, to provide that, in the event that such institutional investor exercised any portion of its Series J Warrant during the Reduced Warrant Price Period, the per-share warrant exercise price payable upon exercise of its Series C Warrant would be reduced from $1.35 to $0.01 and the per-share warrant exercise price payable upon exercise of its Series D Warrant would be reduced from $1.87 to $0.01 for the same percentage of such investor's original Series C Warrants and Series D Warrants as the percentage of Series J Warrants then exercised by such investor during the Reduced Warrant Price Period. For example, if an investor exercised one-quarter (1/4) of its Series J Warrants during the Reduced Warrant Price Period, the per-share exercise price for its Series C Warrant and Series D Warrant would be so reduced for one-quarter (1/4) of its original Series C Warrant and Series D Warrant. Any applicable reduced warrant exercise price for the Series C Warrants and Series D Warrants would apply for the remainder of their respective terms.

        Each of the Series A Warrants , Series B Warrants, Series J Warrants, Series C Warrants, and Series D Warrants provides that such warrants may only be amended by written instruments signed by the Company and the holders of warrants exercisable for a majority of the shares of the stock underlying all of the then-outstanding Series A Warrants, Series B Warrants, Series J Warrants, Series C Warrants, and Series D Warrants, respectively. By amendments to each of the Series A Warrants, Series B Warrants, Series J Warrants, Series C Warrants, and Series D Warrants, the institutional investors have agreed that neither the reductions to the respective warrant exercise prices of the Series J Warrants, Series C Warrants, and Series D Warrants nor the possible exchange of certain of the Series A Warrants, Series B Warrants, and Series D Warrants into a to-be-designated series of the Company's preferred stock would trigger the anti-dilution protections set forth in such warrants.

        In addition, the Certificate of Designation of the Relative Rights and Preferences of the Series D Preferred Stock (the "Series D Certificate of Designation") and the Certificate of Designation of the Relative Rights and Preferences of the Series D-2 Preferred Stock of the Company (the "Series D-2 Certificate of Designation" and, together with the Series D Certificate of Designation, the "Certificates of Designation") provide for certain anti-dilution protections in favor of the holders of such shares of the preferred stock. Each of the Certificates of Designation provides that it may be amended with the consent of holders of not less than sixty-six percent (66%) of the then-outstanding shares of Series D Preferred Stock or Series D-2 Preferred Stock, as applicable. Holders of not less than sixty-six percent (66%) of such shares have consented in writing to the amendment to the Certificates of Designation to provide that neither the reductions to the warrant exercise prices of the Series J Warrants, Series C Warrants, and Series D Warrants nor the possible exchange of certain of the Series A Warrants, Series B Warrants, and Series D Warrants into a to-be-designated series of the preferred stock would trigger the anti-dilution protections set forth in the Certificates of Designation. As a result, on April 25, 2008, the Company filed amendments to the Certificates of Designation with the Secretary of State of the State of Delaware.

        During April of 2008, five institutional investors exercised certain of their Series J Warrants at the reduced exercise price and acquired an aggregate of approximately 583,333 shares of the Series D-2 Preferred Stock for an aggregate exercise price of approximately $5.6 million.

        On September 5, 2008, we entered into an Agreement and Plan of Merger (the "Merger Agreement") with Healthaxis Inc., a Pennsylvania corporation ("Healthaxis"), and Outsourcing Merger

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2008

5. Capital Stock (Continued)

Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Healthaxis ("Merger Sub"), providing for the merger of Merger Sub with and into us.

        In connection with the Merger Agreement, Healthaxis will issue shares of its common stock and shares of a new series of its preferred stock, designated as Healthaxis Series B Convertible Preferred Stock, in exchange for the outstanding stock and certain warrants held by our stockholders. Based on the fixed exchange ratios contained in the Merger Agreement, it is expected that immediately following the closing of the Merger, our current security holders will own approximately 75% of Healthaxis and current Healthaxis security holders will own approximately 25% of Healthaxis, on a fully-diluted basis. The surviving public company will be re-named "BPO Management Services, Inc."

        On August 29, 2008, we made certain additional amendments to the terms of the Series D Convertible Preferred Stock Purchase Agreement to eliminate any and all of our duties and/or obligations under such Agreement. We also offered the institutional investors who purchased shares of our Series D Preferred Stock on June 13, 2007, the right to exchange all of their outstanding Series A Warrants, Series B Warrants, and Series D Warrants (if such Series D Warrants have an exercise price of $1.10 per share) for shares of our Series F Preferred Stock. On August 29, 2008, certain of the investors accepted that offer and, as a result, 40,666,676 shares of our Series A Warrants, Series B Warrants, and Series D Warrants have been exchanged for 894,942 shares of our Series F Preferred Stock.

6. Segment and Geographic Data

        The Company is a business process outsourcing services provider. The Company's operating segments are:

  •
  Enterprise content management (ECM)

  •
  Information Technology services outsourcing (ITO) and

  •
  Human resources outsourcing (HRO)

        The Company applies the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires segments to be determined and reported based on how management measures performance and makes decisions about allocating resources. The Company's management monitors unallocable expenses related to the Company's corporate activities in a separate "Corporate," which is reflected in the tables below.

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2008

6. Segment and Geographic Data (Continued)

        The significant components of worldwide operations by reportable operating segment for the three and nine months ended September 30, 2008 and 2007, respectively, are:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net revenues
ECM	$2,529,276	$3,504,953	$10,898,926	$5,866,997
ITO	2,997,424	880,978	8,758,283	2,861,891
HRO	366,157	246,371	1,338,992	260,188

Consolidated	$5,892,857	$4,632,302	$20,996,201	$8,989,076

Operating income (loss)
ECM	$(670,909)	$(361,629)	$(1,392,896)	$(865,350)
ITO	(80,199)	(1,384)	67,247	(187,168)
HRO	(154,683)	(339,551)	(314,002)	(488,061)
Corporate	(846,895)	(563,406)	(2,560,872)	(1,634,893)

Consolidated	$(1,752,686)	$(1,265,970)	$(4,200,523)	$(3,175,472)

Depreciation and amortization expense
ECM	$169,844	$45,859	$550,468	$39,168
ITO	451,101	31,591	1,294,894	64,962
HRO	23,289	2,580	153,868	5,159
Corporate	65,086	62,227	194,265	115,355

Consolidated	$709,320	$142,257	$2,193,495	$224,644

        The Company's operations are based in domestic and foreign subsidiaries and branch offices in the U.S., Canada and Germany. The following are significant components of worldwide operations by geographic location:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net revenues
North America	$5,632,751	$4,367,847	$20,390,992	$8,496,025
Europe	260,106	264,455	605,209	493,051

Consolidated	$5,892,857	$4,632,302	$20,996,201	$8,989,076

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2008

6. Segment and Geographic Data (Continued)

	At September 30, 2008	At December 31, 2007
Long-Lived Assets
North America	$23,312,510	$23,777,079
Europe	16,448	23,672

Consolidated	$23,328,958	$23,800,751

7. Commitments and Contingencies

Financial Results, Liquidity and Management's Plan Activities

        The Company has incurred losses in the nine months ended September 30, 2008 of $4,565,811. The Company has been able to obtain operating capital through private debt funding sources, the sale of shares of its common stock and through the exercise of warrants to purchase shares of its common stock. Management's plans include the continued development and implementation of its business plan. No assurances can be given that the Company can obtain sufficient working capital through the sale of the Company's common stock and borrowing or that the continued implementation of its business plan will generate sufficient revenues in the future.

Amount Due to Former Shareholders of Acquired Companies

        The purchase agreements pursuant to which the Company acquired certain companies provides for a cash portion of the purchase price to be paid in installments usually within a year.

Operating Leases

        The Company leases certain facilities and equipment under non-cancelable operating leases. The facility leases include options to extend the lease terms and provisions for payment of property taxes, insurance and maintenance expenses.

        At September 30, 2008, future minimum annual rental commitments under these lease obligations were as follows:

        For the year ending September 30:

2009	$1,497,192
2010	1,387,053
2011	1,212,817
2012	331,072
2013	291,907
Thereafter	1,134,477

$5,854,518

BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2008

7. Commitments and Contingencies (Continued)

        For the three months ended September 30, 2008 and 2007 rent expense was $365,148 and $266,956, respectively. For the nine months ended September 30, 2008 and 2007 rent expense was $1,164,219 and $581,121, respectively.

Litigation

        The Company is subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

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  Exhibit 99.1